Pricing supplement No. 1129 To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated April 8, 2011; Rule 424(b)(2)
Deutsche Bank AG, London Branch
$5,543,000 Leveraged Securities Linked to a Basket of Indices due October 11, 2013
General
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The Leveraged Securities (the “securities”) are designed for investors who seek an investment that offers exposure to eight times the appreciation or depreciation of nine indices included in a basket (the “Basket”), each reduced by its respective leveraged Adjustment Factor. The securities offer diversified exposure to nine indices comprising several asset classes.  Investors should be willing to forgo any coupon payments and, if the indices depreciate or fail to appreciate sufficiently to offset the effect of the Adjustment Factors over the term of the securities, to lose some or all of their initial investment. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event (as described below), in which case investors will lose a significant portion, and could lose all, of their investment. Any payment at maturity or upon an earlier redemption is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due October 11, 2013.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities priced on April 8, 2011 (the “Trade Date”) and are expected to settle on April 13, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of a weighted basket of indices, as set forth below (each a “Basket Index” and collectively, the “Basket Indices”).
	Basket Index	Ticker Symbol	Component Weighting	Initial Reference Level
	Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”)	DBMMFED1	12.500%	171.6676
	Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Commodity Booster Index”)	DBCMBTVN	14.875%	338.54
	Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Commodity Harvest Index”)	DBCMHVEG	18.375%	539.03
	Deutsche Bank Equity Long Volatility Investment Strategy II Index (“ELVIS II”)	DBVELVII	3.500%	74.45
	Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	7.875%	209.41
	Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”)	DBHVPER	13.125%	319.94
	Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”)	DBTRDUSX	10.500%	1,925.4449
	Deutsche Bank US Volatility Harvest Excess Return Index (the “Volatility Harvest Index”)	DBVEHUE	9.625%	209.21
	Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”)	DBGLXAE	9.625%	2,143.22
Redemption Amount:	You will receive a cash payment on the Maturity Date or Redemption Trigger Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
$1,000 x	(	Final Basket Level	)
Initial Basket Level
The minimum Redemption Amount will be zero.
Initial Basket Level:	100
Basket Level:
On any trading day: 100 × [1 + 8 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]
The Component Weighting for each Basket Index is set forth in the table above under “Basket.”
Your investment will be fully exposed to eight times any depreciation in each Basket Index, as further reduced by its respective Adjustment Factor, multiplied by its respective Component Weighting.

Final Basket Level:	The Basket Level, as determined by Deutsche Bank AG, London Branch, on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be.
 (Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-8 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$7.50	$992.50
Total	$5,543,000.00	$36,907.50	$5,506,092.50
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The agents for this offering are affiliates of ours. For more information see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$5,543,000.00	$643.54

Deutsche Bank Securities

April 8, 2011

(Key Terms continued from previous page)
Basket Index Performance:	For each Basket Index:
	(	Final Reference Level Initial Reference Level	) x	respective Adjustment Factor - 1
Initial Reference Level:	For each Basket Index, the closing level for the respective Basket Index on the Trade Date, as set forth in the table above
Final Reference Level:
For each Basket Index:
For purposes of calculating the Redemption Amount payable on the Maturity Date:
•      the closing level of the respective Basket Index on the Final Valuation Date.
For purposes of calculating the Redemption Amount payable on the Redemption Trigger Payment Date:
 •      the closing level of the respective Basket Index on the Redemption Trigger Valuation Date.
For all other purposes:
 •      the closing level of the respective Basket Index on the applicable trading day.
The closing levels on any trading day are subject to adjustment in the event of a Market Disruption Event†.

Adjustment Factor:	With respect to each Basket Index, the Adjustment Factor will be as follows:
Fed Funds Index Adjustment Factor	= 0.9925
Commodity Booster Index Adjustment Factor	= 1 – (0.0050 × (Days / 365))
Commodity Harvest Index Adjustment Factor	= 1 – (0.0050 × (Days / 365))
ELVIS II Adjustment Factor	= 1 – (0.0050 × (Days / 365))
EMERALD Adjustment Factor	= 1 – (0.0100 × (Days / 365))
Haven Index Adjustment Factor	= 1 – (0.0060 × (Days / 365))
Trends Adjustment Factor	= 1 – (0.0100 × (Days / 365))
Volatility Harvest Index Adjustment Factor	= 1 – (0.0100 × (Days / 365))
X-Alpha Index Adjustment Factor	= 1 – (0.0075 × (Days / 365))

with respect to each applicable Adjustment Factor, “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date or the Redemption Trigger Valuation Date (each, a “Valuation Date”), as applicable.

Redemption Trigger Event:
If the Basket Level on any trading day during the Observation Period is less than 70 (a “Redemption Trigger Event,” and such trading day, the “Redemption Trigger Date”), the securities will be redeemed by the Issuer for the Redemption Amount calculated as of the trading day following the Redemption Trigger Date (the “Redemption Trigger Valuation Date”), with payment made on the date that is five business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date”).

Observation Period:
The period of trading days on which there is no Market Disruption Event with respect to the Basket Indices, from (but excluding) the Trade Date to (and including) the third trading day prior to the Final Valuation Date

Trade Date:	April 8, 2011
Settlement Date:	April 13, 2011
Final Valuation Date†:	October 8, 2013
Maturity Date†:	October 11, 2013
CUSIP / ISIN:	2515A1 4Z 1 / US2515A14Z15
† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” and “General Terms of the Securities – Commodity Hedging Disruption Events” herein.

TABLE OF CONTENTS

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES	PS-2
HYPOTHETICAL EXAMPLES	PS-3
SUMMARY	PS-6
SELECTED PURCHASE CONSIDERATIONS	PS-8
RISK FACTORS	PS-8
RISKS RELATING TO THE SECURITIES	PS-8
RISKS RELATING TO THE BASKET INDICES	PS-11
THE BASKET INDICES	PS-16
THE FED FUNDS INDEX	PS-16
THE COMMODITY BOOSTER INDEX	PS-16
THE COMMODITY HARVEST INDEX	PS-21
ELVIS II	PS-27
EMERALD	PS-32
THE HAVEN INDEX	PS-35
THE TRENDS INDEX	PS-39
THE VOLATILITY HARVEST INDEX	PS-42
THE X-ALPHA INDEX	PS-47
HISTORICAL INFORMATION	PS-60
GENERAL TERMS OF THE SECURITIES	PS-65
US FEDERAL INCOME TAX CONSEQUENCES	PS-71
USE OF PROCEEDS; HEDGING	PS-74
UNDERWRITING (CONFLICTS OF INTEREST)	PS-75

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Indices, payable on the Maturity Date. These examples illustrate that you will lose some or all of your initial investment if, after taking into account the eight times leverage factor and respective Component Weightings, any one or more Basket Indices depreciate or fail to appreciate sufficiently to offset the effects of the respective leveraged Adjustment Factors over the term of the securities and/or significant decreases in the levels of one or more other Basket Indices.  The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 914 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur. If a Redemption Trigger Event occurs, you will lose a significant portion, and could lose all, of your investment in the securities.

Basket Index	Basket Index Performance Excluding Adjustment Factor	Basket Index Performance Including Adjustment Factor
Fed Funds Index	1.00%	0.24%
Commodity Booster Index	10.00%	8.62%
Commodity Harvest Index	10.00%	8.62%
ELVIS II	10.00%	8.62%
EMERALD	10.00%	7.25%
Haven Index	10.00%	8.35%
Trends	10.00%	7.25%
Volatility Harvest Index	10.00%	7.25%
X-Alpha Index	10.00%	7.93%
Final Basket Level		156.697
Redemption Amount at Maturity		$1,566.97
Fed Funds Index	0.70%	-0.06%
Commodity Booster Index	0.00%	-1.25%
Commodity Harvest Index	0.00%	-1.25%
ELVIS II	0.00%	-1.25%
EMERALD	0.00%	-2.50%
Haven Index	0.00%	-1.50%
Trends	0.00%	-2.50%
Volatility Harvest Index	0.00%	-2.50%
X-Alpha Index	0.00%	-1.88%
Final Basket Level		87.631
Redemption Amount at Maturity		$876.31
Fed Funds Index	0.70%	-0.06%
Commodity Booster Index	-2.00%	-3.23%
Commodity Harvest Index	-2.00%	-3.23%
ELVIS II	-2.00%	-3.23%
EMERALD	-2.00%	-4.45%
Haven Index	-2.00%	-3.47%
Trends	-2.00%	-4.45%
Volatility Harvest Index	-2.00%	-4.45%
X-Alpha Index	-2.00%	-3.84%
Final Basket Level		73.877
Redemption Amount at Maturity		$738.77

Example 1: The Final Reference Level of the Fed Funds Index increases 1.00% from the Initial Reference Level, and the Final Reference Levels of the other Basket Indices increase 10.00% from their respective Initial Reference Levels. Assuming a period of 914 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 156.697, calculated as follows:

Final Basket Level	=	100 x [1 + 8 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]

	=	100 x [1 + 8 x ((0.24% x 12.500%) + (8.62% x 14.875%) + (8.62% x 18.375%) + (8.62% x 3.500%) + (7.25% x 7.875%) + (8.35% x 13.125%) + (7.25% x 10.500%) + (7.25% x 9.625%) + (7.93% x 9.625%))]

	=	156.697

Accordingly, on the Maturity Date, you would receive a Redemption Amount of $1,566.97 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level Initial Basket Level
	=	$1,000	x	156.697 100
	=	$1,566.97

Example 2: The Final Reference Level of the Fed Funds Index increases 0.70% from the Initial Reference Level, and the Final Reference Levels of the other Basket Indices do not change from their respective Initial Reference Levels. In this case, even though the Final Reference Levels of eight of the Basket Indices do not change from their respective Initial Reference Levels and the Fed Funds Index increases from its respective Initial Reference Level, you would receive a payment at maturity that is less than $1,000.00 per Face Amount of securities because the increase in the Final Reference Level of the Fed Funds Index is not sufficient to offset the effects of the respective Adjustment Factors, and because the leverage feature amplifies the effects of the Adjustment Factors. Assuming a period of 914 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 87.631, calculated as follows:

Final Basket Level	=	100 x [1 + 8 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]

	=	100 x [1 + 8 x ((-0.06% x 12.500%) + (-1.25% x 14.875%) + (-1.25% x 18.375%) + (-1.25% x 3.500%) + (-2.50% x 7.875%) + (-1.50% x 13.125%) + (-2.50% x 10.500%) + (-2.50% x 9.625%) + (-1.88% x 9.625%))]

	=	87.631

Accordingly, on the Maturity Date, you would receive a Redemption Amount of $876.31 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level Initial Basket Level
	=	$1,000	x	87.631 100
	=	$876.31

Example 3: The Final Reference Level of the Fed Funds Index increases 0.70% from the Initial Reference Level, and the Final Reference Levels of the other Basket Indices decrease 2.00% from their respective Initial Reference Levels. In this case, you would receive a payment at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount of securities because of the leverage feature, which amplifies the effects of the decreases in the levels of the Basket Indices and the effects of the respective Adjustment Factors. Assuming a period of 914 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 73.877, calculated as follows:

Final Basket Level	=	100 x [1 + 8 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]

	=	100 x [1 + 8 x ((-0.06% x 12.500%) + (-3.23% x 14.875%) + (-3.23% x 18.375%) + (-3.23% x 3.500%) + (-4.45% x 7.875%) + (-3.47% x 13.125%) + (-4.45% x 10.500%) + (-4.45% x 9.625%) + (-3.84% x 9.625%))]

	=	73.877

Accordingly, on the Maturity Date, you would receive a Redemption Amount of $738.77 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level Initial Basket Level
	=	$1,000	x	73.877 100
	=	$738.77

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Redemption Trigger Payment Date for hypothetical performances of the Basket Indices. The hypothetical Redemption Amount set forth below assumes a Redemption Trigger Event occurs on June 27, 2011, June 28, 2011 is the Redemption Trigger Valuation Date, July 5, 2011 is the Redemption Trigger Payment Date, and a period of 80 calendar days from the Trade Date to the Redemption Trigger Valuation Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the following table and example have been rounded for ease of analysis.

	Example 1		Example 2
	Redemption Trigger Date	Redemption Trigger Valuation Date	Redemption Trigger Date	Redemption Trigger Valuation Date
Basket Level	46.448	49.942	46.448	77.899
Redemption Amount	$499.42		$778.99
Return on Securities	-50.06%		-22.10%

Example 1: In this case, assuming the Basket Level stayed at or above 70 prior to June 27, 2011, a Redemption Trigger Event would occur on June 27, 2011, making June 28, 2011 the Redemption Trigger Valuation Date and July 5, 2011 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Basket Level has fallen below 70 on June 27, 2011, triggering a Redemption Trigger Event. Assuming a period of 80 calendar days from the Trade Date to the Redemption Trigger Valuation Date, the Final Basket Level would be 49.942. Accordingly, on the Redemption Trigger Payment Date, you would receive a Redemption Amount of $499.42 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level Initial Basket Level
	=	$1,000	x	49.942 100
	=	$499.42

Example 2: Even though the Final Basket Level on the Redemption Trigger Valuation Date is above 70, your securities will still be redeemed early because the Basket Level has fallen below 70 on June 27, 2011, triggering a Redemption Trigger Event.  Assuming a period of 80 calendar days from the Trade Date to the Redemption Trigger Valuation Date, the Final Basket Level would be 77.899. Accordingly, on the Redemption Trigger Payment Date, you would receive a Redemption Amount of $778.99 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level Initial Basket Level
	=	$1,000	x	77.899 100
	=	$778.99

Summary

The securities are designed for investors who seek a leveraged return at maturity that offers leveraged exposure to the performance of a Basket of nine Basket Indices: the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”), the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Commodity Booster Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Commodity Harvest Index”), the Deutsche Bank Equity Long Volatility Investment Strategy II Index (“ELVIS II”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”),  the Deutsche Bank US Volatility Harvest Excess Return Index (the “Volatility Harvest Index”) and the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”). Investors should be willing to forgo any coupon payments and, if the Basket Indices depreciate or fail to appreciate sufficiently to offset the leveraged effect of the Adjustment Factors over the term of the securities, to lose some or all of their initial investment. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and could lose all, of their investment.

The Deutsche Bank Fed Funds Total Return Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

The Deutsche Bank Equity Long Volatility Investment Strategy Index

The Deutsche Bank Equity Long Volatility Investment Strategy Index (the “ELVIS II”) tracks the performance of a long position in a 3-month forward 6-month variance swap on the S&P® 500 Index.  ELVIS II was created by the Index Sponsor on August 9, 2010 and is calculated, maintained and published by the Index Sponsor. The closing level of ELVIS II was set to 100 on March 16, 1990.

The Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM

The Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Commodity Booster Index”) is a target volatility index and it seeks to achieve a 14% target volatility level in the Deutsche Bank Commodity Booster - Dow Jones-UBS Excess Return After Cost IndexTM (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index represents a long commodity exposure and seeks to outperform the Dow Jones UBS Commodity IndexSM (the “DJUBS Index”) by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Commodity Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index – Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark

Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Deutsche Bank Equity Mean Reversion Alpha Index

The Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by the Index Sponsor on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date.

The Deutsche Bank Haven Plus Excess Return Index

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Deutsche Bank Trends x12 Excess Return Index

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the index methodology suggests that short-term rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the index methodology suggests that short-term rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract, as described below.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010.

The Deutsche Bank US Volatility Harvest Excess Return Index

The Deutsche Bank US Volatility Harvest Excess Return Index (the "Volatility Harvest Index") is intended to reflect a volatility arbitrage strategy which aims to generate consistent returns from implied volatility, realized volatility and mean reversion in the S&P 500® Index.  The Volatility Harvest Index was created by Deutsche Bank AG, the Index Sponsor, on August 25, 2010 and is calculated, maintained and published by the Index Sponsor. The closing level of the Volatility Harvest Index was set to 100 on December 17, 1999 (the “Volatility Harvest Index Base Date”). The Volatility Harvest Index is denominated in U.S. dollars.

The Volatility Harvest Index is comprised of a fixed weight combination of the following three Deutsche Bank AG proprietary indices: the Deutsche Bank ImpAct Dollar Equity Volatility BID Index ("ImpAct"), which tracks the performance of a strategy of selling volatility with respect to the S&P 500® Index; the Deutsche Bank Equity MEan Reversion ALpha inDex ("EMERALD"), which tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis; and the Deutsche Bank Equity Long Volatility Investment Strategy II ("ELVIS II"), which tracks the performance of a long position in a 3-month forward 6-month variance swap on the S&P 500® Index.

The Deutsche Bank X-Alpha USD Excess Return® Index

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model that reflects the performance of eight proprietary equity indices calculated by the Index Sponsor relative to the performance of four regional equity benchmark indices maintained by third-party sponsors. The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom. The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the above-referenced geographic regions.

Selected Purchase Considerations

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UNCAPPED APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns if the Basket Indices appreciate by an amount that more than offsets the effects of the Adjustment Factors. Investors will receive a return reflecting eight times the performance of the Basket Indices, each reduced by its respective Adjustment Factor, multiplied by its applicable Component Weighting and Adjustment Factor. Because the securities are our senior obligations, payment of any amount at maturity or upon the occurrence of a Redemption Trigger Event is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS, AND NO PROTECTION AGAINST LOSS — The securities offer leveraged participation in the performance of the Basket Indices, each reduced by the respective leveraged Adjustment Factor. Any negative performance of the Basket Indices will be multiplied by eight in calculating the Redemption Amount. You may lose a substantial amount or all of your investment as a result.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by the Issuer if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and could lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled to receive only the applicable Redemption Amount payable on the Redemption Trigger Payment Date, based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the Basket Indices subsequently appreciate. The leverage feature of the securities increases the likelihood that a Redemption Trigger Event will occur. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket Indices that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and could lose all, of your initial investment.

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RETURN LINKED TO THE PERFORMANCE OF NINE INDICES — The return on the securities, which may be positive, zero or negative, is fully exposed, on a leveraged basis, to the performance of the nine Basket Indices. For more information about the Basket Indices, see “The Basket Indices” in this pricing supplement.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT PAYABLE AT MATURITY OR ON THE REDEMPTION TRIGGER PAYMENT DATE — The payment at maturity or upon the occurrence of a Redemption Trigger Event will be reduced by the Adjustment Factors for each of the Basket Indices, which will be applied in calculating the respective Basket Index Performance on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Reference Level of each Basket Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, less than or equal to its Initial Reference Level.

•	TAX CONSIDERATIONS — You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

 For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON A LEVERAGED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon the occurrence of a Redemption Trigger Event is linked to the performance of the Basket Indices and will depend on whether, and the extent to which, the Final Basket Level is greater than or less than the Initial Basket Level. Your investment will be fully exposed, on a leveraged basis, to any decline in the Basket Indices, resulting in an increased loss on your investment.  Additionally, positive performance of any of the Basket Indices may be offset by negative performance of other Basket Indices, and the Redemption Amount could decline very rapidly if some or all of the Basket Indices decline. In addition, the Adjustment Factors will reduce the Basket Index Performance of each Basket Index, and therefore the Redemption Amount payable in respect of the securities, regardless of whether the performance of any Basket Index is positive or negative. You will lose, on an leveraged basis, some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon early redemption pursuant to the occurrence of a Redemption Trigger Event, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive the payment at maturity or upon early redemption pursuant to the occurrence of a Redemption Trigger Event owed to you under the terms of the securities.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity, commodity, currency or derivative transactions, such as over-the-counter options or exchange-traded instruments. We and our affiliates are also active participants in the markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more equity, commodity or currency transactions. Such trading and hedging activities may have material adverse effect on the equity, commodity or currency prices and consequently have a negative impact on the performance of the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS, IN WHICH CASE YOU WILL LOSE A SIGNIFICANT PORTION OF YOUR INVESTMENT — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount payable on the Redemption Trigger Payment Date, which will be calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities and could be zero. If the Basket Level is less than 70 on any trading day during the Observation Period, a Redemption Trigger Event will occur, your Redemption Amount will be determined on the Redemption Trigger Valuation Date, and you will lose a significant portion or all of your initial investment. In addition, you will not benefit from any increase in the Basket Level that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON THE OCCURRENCE OF A REDEMPTION TRIGGER EVENT ON A LEVERAGED BASIS — The payment at maturity or upon the occurrence of a Redemption Trigger Event will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Index. The Adjustment Factors are applied to their respective Basket Index Performances, on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Reference Level of the relevant Basket Index is greater than its Initial Reference Level. Because the securities offer exposure to eight times the performance of the Basket Indices, you are also exposed to the adverse impact of the Adjustment Factor on an eight-times leveraged basis. At maturity or upon the occurrence of a Redemption Trigger Event, you will receive less than your original investment unless eight times the sum of each Basket Index Performance, taking into account the Adjustment Factors, multiplied by its respective Component Weighting is equal to or greater than zero.

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THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The yield to the Maturity Date on the securities may be lower than the yield on conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level, as measured on the Final Valuation Date, exceeds the Initial Basket Level. Even if the Final Basket Level is greater than the Initial Basket Level, the yield to the Maturity Date may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity or upon the occurrence of a Redemption Trigger Event described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising the applicable Basket Indices would have.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE SPONSOR OF THE BASKET INDICES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of each of the Basket Indices (the “Index Sponsor”). We, as Index Sponsor, will determine whether there has been a Market Disruption Event with respect to each Basket Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the Basket Index affected by the Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the levels of the Basket Indices and the value of the securities. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon the occurrence of a Redemption Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Index Performances and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the Basket Indices to which the securities are linked.

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THE CORRELATION AMONG THE BASKET INDICES COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Indices increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Indices, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Indices, meaning that positive performance of one or more Basket Indices could be entirely offset by the negative performance of one or more other Basket Indices.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. However, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the volatility of the Basket Indices;

•	the time remaining to maturity of the securities;

•	the commodity markets generally;

•	trends of supply and demand for the commodities reflected in the applicable Base Indices;

•	the composition of the Basket Indices and any changes to the component stocks underlying the applicable Basket Indices;

•	the equity markets generally and any stock prices and dividend rates reflected in the applicable Basket Indices;

•	the financial condition and results of operations of any companies whose shares comprise the applicable Basket Indices and conditions generally in the industries in which such companies operate;

•	the value of Treasury Bills;

•	interest and yield rates generally;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	inflation and expectations concerning inflation;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that is described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Indices

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THE ALLOCATION FEATURE OF THE COMMODITY BOOSTER INDEX AND THE COMMODITY HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE RESPECTIVE  BASE INDICES AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE RESPECTIVE BASE INDICES —  Each of the Commodity Booster Index and the Commodity Harvest Index adjusts the level of its investment in its Base Index (as defined below) on a monthly basis.  The level of participation by each Basket Index in its respective Base Index in any given month will depend on the volatility experienced by such Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the levels of the Base Indices on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the levels of the Base Indices may be less than 100%.

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THE LEVERAGE FEATURE OF THE COMMODITY HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Commodity Harvest Index” in this pricing supplement, the Base Index of the Commodity Harvest Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Base Index. Because the level of participation of the Commodity Harvest Index in its Base Index may be greater than 100%, the effect of the embedded fee of the Base Index may be magnified in the Commodity Harvest Index. The maximum exposure of the Commodity Harvest Index to the Base Index, on a Rebalancing Date, is 500%. Because the participation of the Commodity Harvest Index can be as high as 500%, the effect of the embedded fee for the Commodity Harvest Index can be magnified accordingly.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Base Indices of the Commodity Booster Index and the Commodity Harvest Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Base Indices of the Commodity Booster Index and the Commodity Harvest Index.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this pricing supplement.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Base Indices of the Commodity Booster Index and the Commodity Harvest Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Base Indices of the Commodity Booster Index and the Commodity Harvest Index, consequently the levels of the Commodity Booster Index and the Commodity Harvest Index and the value of your securities in varying ways, and different factors may cause the values of the constituents of the Commodity Booster Index and the Commodity Harvest Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Base Indices of the Commodity Booster Index and the Commodity Harvest Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date or the Redemption Trigger Valuation Date, the per-unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Base Indices could be adversely affected and the levels of the Commodity Booster Index and the Commodity Harvest Index could be reduced, which will have an adverse effect on your payment at maturity or upon an early redemption.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE COMMODITY PRICES REFLECTED IN THE BASE INDICES ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Base Indices of the Commodity Booster Index and the Commodity Harvest Index may be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the levels of the Base Indices and, consequently, the levels of the Commodity Booster Index and the Commodity Harvest Index and the return on your investment.

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IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE BASE INDICES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date or the Redemption Trigger Valuation Date would likely have an adverse effect on the closing levels of the Base Indices of the Commodity Booster Index and the Commodity Harvest Index and, therefore, on the levels of the Commodity Booster Index and the Commodity Harvest Index and the return on your securities. Limited liquidity relating to the commodities included in the Base Indices of the Commodity Booster Index and the Commodity Harvest Index may also result in the Index Sponsor being unable to determine the levels of the Base Indices, the Commodity Booster Index or the Commodity Harvest Index using its normal means.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Base Indices of the Commodity Booster Index and the Commodity Harvest Index and, therefore, the levels of the Commodity Booster Index and the Commodity Harvest Index and the value of your securities.

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ELVIS II STRATEGY RISK — ELVIS II reflects a strategy that aims to achieve positive performance when forward implied volatility in the S&P® 500 Index increases.  ELVIS II will appreciate if there is an increase in forward implied volatility of the forward variance swap, but will decrease if there is a decrease in forward implied volatility of the forward variance swap. The strategy utilized by ELVIS II may not be successful, and the level of ELVIS II may decline during the term of the securities.

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ELVIS II CONTAINS EMBEDDED COSTS — As described herein under “The Basket Indices – ELVIS II,” ELVIS II seeks to reflect movements in the implied volatility of the U.S. equity markets based on the implied volatility of the S&P® 500 Index.  ELVIS II seeks to capture implied volatility by referencing a series of consecutive notional three-month forward six-month variance swaps.  The strike of such swaps is calculated from the mid-market prices of listed options and so does not take into account transaction costs associated with trading variance swaps. Therefore, in calculating the level of ELVIS II, the Index Sponsor deducts a notional "running cost" on a daily basis to reflect the bid-offer costs for a party hedging an investment in ELVIS II. Historically, this cost factor would has amounted to approximately 1.3 basis points (0.013%) per day.

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EMERALD STRATEGY RISK — EMERALD reflects a strategy that aims to monetize the difference between daily volatility and weekly volatility exhibited by the S&P® 500 Index by periodically buying daily volatility and selling weekly volatility on the S&P® 500 Index in equal notional amounts.  EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, but will decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that EMERALD will appreciate during the term of the securities.  The strategy utilized by EMERALD may not be successful, and the level of EMERALD may decline during the term of the securities.

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EMERALD CONTAINS EMBEDDED COSTS — Each Sub-Index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each Sub-Index of EMERALD is reset based on the volatility at resetting over a 6 month period.  The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry.  The daily observed volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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GAINS IN CERTAIN COMPONENTS OF THE BASE INDEX OF THE HAVEN INDEX MAY BE OFFSET BY LOSSES IN OTHER COMPONENTS OF THE BASE INDEX OF THE HAVEN INDEX, AND THE BASE INDEX OF THE HAVEN INDEX CONTAINS EMBEDDED COSTS — The Base Index of the Haven Index is composed of multiple currency positions. Any gain in one position may be offset by a loss in another position. The performance of the Haven Index will be based, in part, on the appreciation or depreciation of its respective Base Index as a whole, which includes the deduction of an annual 1.50% fee. Therefore, a positive return in one position may be offset, in whole or in part, by a negative return in another position that is of lesser, equal or greater magnitude, resulting in an aggregate return of the Base Index equal to or less than zero.

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CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the values of the components reflected in the Base Index of the Haven Index and the value of your securities in varying ways, and different factors may cause the values of the components of the Base Index of the Haven Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE TRENDS INDEX CONTAINS EMBEDDED COSTS — The Trends Index employs a strategy that seeks to go long Eurodollar futures contracts when rates are falling and to go short Eurodollar futures contracts (as defined under “The Basket Indices – The Trends Index” below) when rates are rising.  At any time, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100% invested in a short fourth Eurodollar futures contract position. The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor will charge a 12 basis point fee per quarterly roll to cover the rebalancing costs.  The level of the Trends Index will be adjusted on a rolling basis to reflect the rebalancing costs.

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THE VOLATILITY HARVEST INDEX STRATEGY RISK — The Volatility Harvest Index reflects a strategy that aims to generate consistent returns from implied volatility, realized volatility and mean reversion in the S&P 500® Index. The Volatility Harvest Index seeks to achieve its aim via a fixed weight combination of notional investments in the three Strategy Indices: 67.5% for ImpAct, 52.5% for EMERALD and 30.0% for ELVIS II. The fixed weights are intended to allow the Volatility Harvest Index to be "volatility neutral" and "non-directional" such that it aims to achieve performance regardless of whether volatility (implied or realized) increases or decreases in respect of the S&P 500® Index.  The strategy utilized by the Volatility Harvest Index may not be successful, and the level of the Volatility Harvest Index may decline during the term of the securities.

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THE X-ALPHA INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL AND MAY OFFSET EACH OTHER — The X-Alpha Index uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight Deutsche Bank proprietary equity indices (collectively, the “DB Regional Style Indices“) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (collectively, the “Benchmark Indices” and, together with the DB Regional Style Indices, the “X-Alpha Liquid Alpha Constituents”). The closing level of the X-Alpha Index on any trading day will depend on the performance, in relation to each pair of X-Alpha Liquid Alpha Constituents which consists of a DB Regional Style Index and a Benchmark Index (each, an “X-Alpha Index Constituent Pair”), of each DB Regional Style Index compared to the Benchmark Index with which it is paired. The X-Alpha Index Constituent Pairs are assigned different weightings in the X-Alpha Index. Positive returns generated by one or more X-Alpha Index Constituent Pairs may be moderated by smaller positive returns or offset by negative returns generated by the other X-Alpha Index Constituent Pairs, particularly if the X-Alpha Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

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THE RETURNS OF THE X-ALPHA INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN EXCHANGE RATES — For the purposes of determining the returns of the X-Alpha Index Constituent Pairs (each consisting of a DB Regional Style Index together with a Benchmark Index), the currency in which any DB Regional Style Index or Benchmark Index (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style Index and such Benchmark Index are publicly quoted.

•
THE ACTUAL EXPERIENCED VOLATILITY OF EACH X-ALPHA INDEX CONSTITUENT PAIR AND THE X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE PERFORMANCE OF THE X-ALPHA INDEX — The weighting of the X-Alpha Model and each X-Alpha Index Constituent Pair in the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum participation of 50% and a maximum participation of 150%, the actual volatility realized on the X-Alpha Index Constituent Pairs and the X-Alpha Model will not necessarily equal the volatility target, which could have an adverse effect on the value of the X-Alpha Index.

•
THE CALCULATION OF THE CLOSING LEVEL OF THE X-ALPHA INDEX WILL INCLUDE THE DEDUCTION OF A BORROW FEE — On each trading day, the calculation of the closing level of the X-Alpha Index will include the deduction of a borrow fee to defray the cost of hedging exposure to the X-Alpha Index on such day.

•	THE BASKET INDICES HAVE LIMITED PERFORMANCE HISTORY — Calculation of the levels of the Basket Indices began on the following dates:

Basket Index	Inception Date
Fed Funds Index	October 15, 2007
Commodity Booster Index	October 12, 2010
Commodity Harvest Index	May 11, 2008
ELVIS II	August 9, 2010
EMERALD	October 12, 2009
Haven Index	October 15, 2010
Trends	November 3, 2010
Volatility Harvest Index	August 25, 2010
X-Alpha Index	October 31, 2007

Therefore, some of the Basket Indices have limited performance history, and no actual investment which allowed tracking of the performance of these Basket Indices was possible before these respective dates.

THE BASKET INDICES

THE FED FUNDS INDEX

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360)*R(t’)+1))* IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

THE COMMODITY BOOSTER INDEX

The Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Commodity Booster Index”) is intended to reflect the effect of a dynamic allocation strategy in respect of the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost IndexTM, the Base Index of the Commodity Booster Index, based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Commodity Booster Index was October 12, 2010.

The Commodity Booster Index has been calculated back to a base date of November 28, 1997.  The level of the Commodity Booster Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 28, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Commodity Booster Index uses an allocation strategy that seeks to maintain a target volatility of 14% in the Base Index. Whereas the Base Index has no controls for volatility, the Commodity Booster Index dynamically controls the exposure to the Base Index in order to target realized volatility of 14%.

Rebalancing occurs monthly to reset the participation of the Commodity Booster Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Commodity Booster Index to the Base Index on any Rebalancing Date is 500%.

If, at a Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 14%, the participation of the Commodity Booster Index in the Base Index will be 100%. If, at the Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 14%, the participation of the Commodity Booster Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 14%, the Commodity Booster Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 14%, the participation of the Commodity Booster Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 14%, the Commodity Booster Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 7% (equal to 50% of the target volatility of 14%), the participation of the Commodity Booster Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 28% (equal to 200% of the target volatility of 14%), the participation of the Commodity Booster Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of April 8, 2011, the participation level of the Commodity Booster Index in the Base Index was 92.72%.

The Base Index - the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost IndexTM

The Base Index is sponsored by Deutsche Bank AG, London Branch.  The Base Index seeks to outperform the Dow Jones UBS Commodity IndexSM (the “DJUBS Index”) (described below) by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the DJUBS Index.  For Live Cattle, Soybean Oil, and Lean Hogs, the respective DJUBS Index weight for that commodity is assigned to the corresponding DJUBS Index sub-index. The constituent commodities included in the Base Index are set forth below.

For each index constituent in the Base Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Base Index re-weights on an annual basis after the new DJUBS Index weights have been announced.

The Index Sponsor calculates a closing level for the Base Index on an “excess return after cost” basis (the “ERAC Closing Level”) on each Index Business Day taking into account an 0.70% annual running cost factor.

The inception date of the Base Index was October 12, 2010.

The DJUBS Index

The DJUBS Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the DJUBS Index is designed to provide weights that reflect economic significance, diversification, continuity and liquidity.  To determine its component weightings, the DJUBS Index relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity.  To balance the DJUBS Index beyond world production weighting, the DJUBS Index weights are also determined by several rules designed to ensure diversified commodity exposure as disproportionate weighting of any particular commodity or sector may increase volatility.  With respect to diversification, the DJUBS Index does not allow related groups of commodities (e.g., energy or precious metals) to constitute more than 33% of the DJUBS Index, and no single commodity may constitute less than 2% or more than 15% of the DJUBS Index. The DJ-UBS Commodity Index Advisory Committee meets annually to determine the composition of the DJUBS Index in accordance with the index methodology established in the DJ-UBS Handbook as published by the sponsors of the DJUBS Index – Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC (“UBS”).

Components of the Base Index

The table below shows those sub-indices included in the Base Index, as well as their respective weights within the Base Index, as of April 8, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Base Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	15.99%
DBLCI-OY GC (Gold)	N.Y. Mercantile Exchange - COMEX	DBLCOGCE Index	10.29%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	9.31%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	7.56%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.16%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	7.28%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	5.19%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	4.22%

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Base Index
DJ UBS Live Cattle ER	Chicago Mercantile Exchange	DJUBSLC Index	3.14%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	4.12%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	3.96%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	4.28%
DJ UBS Soybean Oil ER	Chicago Board of Trade	DJUBSSBO Index	2.77%
DBLCI-OY KC (Coffee "C")	ICE Futures U.S.	DBLCYEKC Index	2.63%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	2.19%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	2.66%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	2.54%
DJ UBS Lean Hogs ER	Chicago Mercantile Exchange	DJUBSLH Index	1.89%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	2.81%

Methodology of the Commodity Booster Index

Participation in the Base Index

The level of notional participation of the Commodity Booster Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 14%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant Calculation Date.

Rebalancing occurs on the last Index Business Day of each calendar month (the “Rebalancing Date”). The “Calculation Date” for a particular Rebalancing Date is the date that is two Index Business Days prior to such Rebalancing Date.

An “Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant Calculation Date, the number of Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the ERAC Closing Level of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the ERAC Closing Level of the Base Index on the Index Business Day immediately preceding the jth Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a Calculation Date, the period from (but excluding) the Calculation Date falling in the third calendar month prior to the month in which the Calculation Date falls to (and including) the Calculation Date.

Excess Return After Cost Calculation

The Index Sponsor will calculate a closing level for the Commodity Booster Index on an “excess return after cost” basis. The excess return after cost calculation reflects the daily percentage that the Base Index has changed as compared to its ERAC Closing Level on the last Rebalancing Date. This percentage change is weighted by the current Allocation of the Commodity Booster Index to the Base Index. The minimum closing level for the Commodity Booster Index is 0.

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level of the Commodity Booster Index on each Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the Rebalancing Date immediately preceding such Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the Rebalancing Date immediately preceding such Index Business Day and (y) (a) the quotient of (i) the ERAC Closing Level of the Base Index on such Index Business Day (as numerator) and (ii) the ERAC Closing Level of the Base Index on the Rebalancing Date immediately preceding such Index Business Day less (b) 1.

Expressed as a formula:

Where:

“TV(t)” is the TV ERAC Closing Level of the Commodity Booster Index for the relevant Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level of the Commodity Booster Index on the Rebalancing Date immediately preceding the relevant Index Business Day;

“Allocation (m(t))” is the Allocation on the Rebalancing Date immediately preceding the relevant Index Business Day;

“Index (t)” means the ERAC Closing Level of the Base Index on the relevant Index Business Day; and

“Index (m(t))” means the ERAC Closing Level of the Base Index on the Rebalancing Date immediately preceding the relevant Index Business Day.

Corrections to the ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor will have regard to subsequent corrections to the ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Index Business Day following the Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the closing levels by reference to the ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Commodity Booster Index and the publication of the closing levels relating to the Commodity Booster Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Commodity Booster Index and the publication of the closing levels relating to the Commodity Booster Index or (c) make such determinations and/or adjustments to the terms of this description of the Commodity Booster Index as it considers appropriate to determine the closing levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a closing level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to an Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means the index which will be deemed to be the Base Index for the purposes of determining the ERAC Closing Level if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of the Commodity Booster Index as it considers appropriate to determine the TV ERAC Closing Level on any such Index Business Day; and/or
(ii)	defer publication of the information relating to the Commodity Booster Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or
(iii)	permanently cancel publication of the information relating to the Commodity Booster Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Commodity Booster Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Commodity Booster Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Commodity Booster Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Commodity Booster Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Commodity Booster Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMBTVN <Index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMBTVN <Index> and the TV ERAC Closing Level as calculated pursuant to the Index description contained herein and the related Index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

THE COMMODITY HARVEST INDEX

General

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Commodity Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index- Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Commodity Harvest Index

The Commodity Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Commodity Harvest Index was May 11, 2008.

The Commodity Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Commodity Harvest Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 17, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Commodity Harvest Index uses an allocation strategy that seeks to maintain a target volatility  (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Commodity Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Commodity Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Commodity Harvest Index to the Base Index, on a Rebalancing Date, is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Commodity Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Commodity Harvest Index can be as high as 500%, the effect of the embedded fee for the Commodity Harvest Index can be magnified accordingly.

If, at a TV Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Commodity Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Commodity Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Commodity Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Commodity Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Commodity Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Commodity Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Commodity Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of April 8, 2011, the participation level of the Commodity Harvest Index in the Base Index was 303.03%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Commodity Harvest Index, is intended to reflect the effect of a deduction in respect of running costs of 0.60% per annum in respect of a notional funded investment in the Harvest ER Index.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by the Index Sponsor on a “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

The Harvest ER Index

The Deutsche Bank Commodity Harvest Excess Return Index - Benchmark Light Energy is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the Benchmark Booster Index and a short position in the S&P GSCI Light Energy Index. The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the Benchmark Booster Index are set forth below.

For each index constituent in the Benchmark Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Benchmark Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the Benchmark Booster Index

The table below shows those sub-indices included in the Benchmark Booster Index, as well as their respective weights within the Benchmark Booster Index, as of April 8, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Benchmark Booster Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	17.36%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.35%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	8.15%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	6.32%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	9.14%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	5.17%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	4.74%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	4.94%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.08%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	4.47%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	2.78%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	3.58%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	4.56%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.64%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.44%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	1.28%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	2.14%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.55%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.70%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.19%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.95%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.78%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	1.20%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.52%

Methodology of the Commodity Harvest Index

Participation in the Base Index

The level of notional participation of the Commodity Harvest Index in the Base Index is referred to herein as the

“Allocation.” The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Calculation Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). The “TV Calculation Date” for a particular Rebalancing Date is the date that is two Harvest Index Business Days prior to such Rebalancing Date.

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Commodity Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the

Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Harvest Index Business Day following the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Commodity Harvest Index and the publication of the closing levels relating to the Commodity Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Commodity Harvest Index and the publication of the TV ERAC Closing Levels relating to the Commodity Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Commodity Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Commodity Harvest Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Commodity Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Commodity Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Commodity Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Commodity Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Commodity Harvest Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index

Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMHVEG <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMHVEG <Index> and the TV ERAC Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by each Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY sub-index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

ELVIS II

The Deutsche Bank Equity Long Volatility Investment Strategy II Index (“ELVIS II”) tracks the performance of a long position in a 3-month forward 6-month variance swap on the S&P® 500 Index (“3M6M swap”).  ELVIS II was created by Deutsche Bank AG, the Index Sponsor, on August 9, 2010 and is calculated, maintained and published by the Index Sponsor. The closing level of ELVIS II was set to 100 on March 16, 1990 (the “ELVIS II Base Date”). ELVIS II is denominated in U.S. dollars.

Investment Strategy and Index Construction

Investment Strategy

ELVIS II utilizes a strategy that aims to capture and monetize the movements of equity market implied volatility through a long position in 3M6M swaps on the S&P® 500 Index.  A forward variance swap obligates its holder to enter into a spot (or current starting) variance swap at a later date at a pre-specified variance swap price or “strike.”   A 3M6M swap is a variance swap starting in 3 months and lasting for 6 months.  Forward variance swaps are used to take a view on future movements of implied volatility. When sold or unwound prior to the variance swap start date, the gain or loss on the forward variance swap will relate only to changes in implied volatility and not to any realized volatility of the underlying, which would otherwise be measured during the life of the variance swap.

Volatility is a statistical measure of how much an asset’s return varies from the mean of such returns over a period of time and is a market standard for expressing the riskiness of an asset.  The more variable the asset's returns, the higher its volatility.  Volatility is generally calculated based on the natural log return of an asset between each observation. Implied volatility is a market estimate of the volatility an asset will realize over a future period of time. Implied volatility is determined from the market prices of listed options on the asset.

Variance is the square of volatility and is used in certain products in the over-the-counter (OTC) derivatives market in place of volatility due to mathematical properties that make it more convenient for financial institutions to value and hedge those products. ELVIS II primarily uses variance in its calculations, but uses and refers to volatility as a standard reference measure, which is consistent with market practice.

Index Construction

ELVIS II tracks the performance of a notional investment in 3M6M swaps on the S&P 500® Index.  The ELVIS II level is based on the difference between the prevailing 3M6M swap strike and the 3M6M swap strike set on the previous rebalancing day, reduced by the daily running cost, and is calculated on each ELVIS II calculation day as the product of:

i)	(a) the 3M6M swap strike as of such day, minus (b) the 3M6M swap strike as of the previous rebalancing day, minus (c) the running cost; and

ii)	the 3M6M swap notional amount as of the previous rebalancing day.

Since variance is additive in time (i.e. a 6-month variance swap is equivalent to two consecutive 3-month variance swaps), the 3M6M swap is therefore replicated by a portfolio holding a roughly 1/2 short position in a 3-month spot variance swap and a roughly 3/2 long position in a 9-month spot variance swap. The expiry dates of the 3-month and 9-month spot variance swaps in the replicating portfolio are the same as the 3M6M swap start date and end date, respectively. Therefore, the 3M6M swap strike as of any Trading Day (as defined below) is calculated as the time-weighted difference between the strikes of a spot variance swap with a time to maturity that is 9-months from the previous rebalancing day (the “9M spot variance swap”) and a spot variance swap with a time to maturity that is 3-months from the previous rebalancing day (the “3M spot variance swap”), as follows:

3M6M = 9M x T2 / (T2 – T1) – 3M x T1 / (T2 – T1), where:

“3M6M” is the strike of the 3M6M swap

“9M” is the strike of the 9M spot variance swap;

“3M” is the strike of the 3M spot variance swap;

“T1” is the time to maturity, in Trading Days, of the 3M spot variance swap; and

“T2” is the time to maturity, in Trading Days of the 9M spot variance swap.

The variance swap strikes for the 3M and 9M spot variance swaps are calculated from mid-market prices of all available S&P 500® listed at-the-money and out-of-the-money call and put options with the corresponding expiry, as published on the Chicago Board Options Exchange, whose (i) bid price is greater than or equal to U.S.$ 0.05 and (ii) mid-price is greater than or equal to U.S.$ 0.10. All variance swap strikes are quoted in volatility points, not variance.

Because the variance swap strikes are based on mid-market prices, they do not take into account transaction costs (bid-offer spreads) that would be associated with trading or hedging variance swaps. To account for this, a daily running cost is deducted from the ELVIS II level, as described further below under “Running Cost”.

ELVIS II rebalances on March, June, September and December option expiry days, i.e. the 3rd Friday of the relevant month if it is a Trading Day, otherwise the previous Trading Day. On each rebalancing day, the forward variance swap becomes a spot variance swap.  However, the now-6-month spot variance swap is notionally unwound and a new 3M6M swap is notionally entered into. The swap start date of the new contract is the 3rd Friday of the 3rd month after the rebalancing date. The swap end date of the new contract is the 3rd Friday of the 9th month after the rebalancing date. If either of these two Fridays is not a business day, the previous Trading Day is used instead.

On each rebalancing day, the 3M6M swap notional amount is calculated and reset so that there is a higher notional when volatility is low and a lower notional when volatility is high.  The forward variance swap notional (for the period from, but excluding such rebalancing day, to, and including the next rebalancing day) will equal the product of:

i)	the closing level of ELVIS II on the quarterly rebalancing date; and

ii)	the quotient of (a) 0.2, as numerator and (b) the square of the 3M6M swap strike on the day in which it is notionally entered into, as denominator.

Running Cost

A cost equivalent to 2.0% of the 9-month spot variance strike level is deducted from ELVIS II over each roll period.

The forward variance strike level for the 3M6M swap is determined based on variance strike levels of the 3-month and 9-month spot variance swaps. These variance strike levels are “time-weighted” as described above to determine the forward variance strike level.  Based on that calculation, raising the 9-month spot variance strike level by 2.0% of the fair strike level is approximately equal to increasing the 3-month forward 6-month variance strike level by 3.0% of the fair strike level (the exact amount will depend of the number of Trading Days in each period and the relative levels of the 3-month and 9-month spot variance strikes).

As an example, if the forward variance strike is 20, the cost applied to ELVIS II over the quarterly roll period would be approximately 0.60 volatility points. Since each forward variance swap is both bought and sold, resulting in two transactions per roll period, the effective rolling cost in such a scenario is 0.30 volatility points per transaction.

Historically, this cost factor has amounted to approximately 1.3 basis points (0.013%) per day.

Index Calculation

The closing level for ELVIS II will be calculated by the Index Sponsor on each Trading Day (as defined below) and rounded if necessary to the sixth decimal place, with 0.0000005 being rounded upwards. However, the closing level will be rounded for publication if necessary to two decimal places, with 0.005 being rounded upwards (see “Availability and Publication of ELVIS II Closing Level and Adjustments” below).

The methodology described herein is subject to the provision set out in “Consequences of Disruptions” and ”Change in Methodology of ELVIS II” below.

Consequences of Disruptions

If a Disruption Event (defined below), a Force Majeure Event (defined below) or Underlying Index Event (defined below) occurs on any Trading Day, the Index Sponsor will determine in its reasonable discretion whether the occurrence or existence of such event is material in respect of the calculation and/or rebalancing of ELVIS II. In the event that the Index Sponsor determines that the occurrence or existence of a Disruption Event, Force Majeure Event or Underlying Index Event is material, it will make such determinations and/or adjustments that in its reasonable discretion are required to take account of such event. In particular (and without limitation), the Index Sponsor in exercising its reasonable discretion, may:

i)
make such determinations and/or adjustments in relation to the terms of ELVIS II as it considers reasonably appropriate to determine any relevant price or level and/or to calculate the ELVIS II closing level on such Trading Day; and/or

ii)
defer the determination and publication of the ELVIS II closing level until the next Trading Day on which the relevant Disruption Event, Force Majeure Event or Underlying Index Event ceases to exist; and/or

iii)
where such Trading Day would otherwise have been a rebalancing date, delay the rebalancing date until the next Trading Day on which the relevant Disruption Event, Force Majeure Event or Underlying Index Event ceases to exist; and/or

iv)
in the case of an Underlying Index Event, in its reasonable discretion, select a successor exchange to replace the Related Exchange and/or a successor index to replace the affected Underlying Index and, in each case, make such adjustments to ELVIS II to reflect such selection as it determines reasonably appropriate; and/or

v)	permanently cease to determine, calculate and make available the ELVIS II closing level and cancel ELVIS II.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of ELVIS II” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Definitions

For purposes of this description:

"Disruption Event" means, in respect of an Option and/or ELVIS II, an event (other than a Force Majeure Event or an Underlying Index Event) that would require the Index Sponsor to calculate an Option price or the level of the S&P 500®

Index or make any other determinations in respect of the relevant Option or ELVIS II on an alternative basis were such event to occur or exist on a day which is a Trading Day (or, if different, the day on which the relevant price(s) for an Option in relation to the relevant Trading Day would, in the ordinary course, be published or announced by the Related Exchange. Without limitation to the foregoing, each of the following events shall be a Disruption Event:

(i)
“Trading Suspension”:  the suspension of trading by the Related Exchange or any Relevant Exchange (as the case may be) or otherwise: (i) in an Option on the Related Exchange or in any additional futures contract or options contract relating to the S&P 500® Index on any exchange, trading system or quotation system on which any such futures contracts or options contracts are traded, or (ii) relating to any constituents of the S&P 500® Index on any Relevant Exchange;

(ii)
“Disappearance of an Option Price”: (i) the failure of trading to commence, or the permanent discontinuation of trading in, a relevant Option on the Related Exchange or (ii) the disappearance of, or of trading on, the S&P 500® Index;

(iii)
“Material Change in Formula or Determination”:  the occurrence since the ELVIS II Base Date of a material change in the formula for or the method of calculating a relevant Option price or the relevant prices in relation thereto by the Related Exchange or any other relevant party, or a material modification of the Related Exchange's determination and/or dissemination of any Option price or the relevant prices in relation thereto;

(iv)	“Material Change in Content”: the occurrence since the ELVIS II Base Date of a material change in the content, composition or constitution of the S&P 500® Index to which a relevant Option relates;

(v)
“Tax Disruption”:  the imposition of, change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to, any relevant Option by any government or taxation authority after the ELVIS II Base Date, if the direct effect of such imposition, change or removal is to raise or lower an Option price on any relevant day from what it would have been without that imposition, change or removal;

(vi)
“Trading Limitation”:  a limitation is imposed on trading by the Related Exchange or any Relevant Exchange (as the case may be) or otherwise: (i) in a relevant Option or on the Related Exchange or in any additional futures contract or options contract relating to the S&P 500® Index on any exchange, trading system or quotation system on which any such futures contracts or options contracts are traded, or (ii) relating to any constituents of the S&P 500® Index on any Relevant Exchange;

(vii)
“De Minimis Trading”:  the number of any relevant Options traded on the Related Exchange on any relevant Trading Day is materially reduced or liquidity in any relevant Option is otherwise reduced for any reason;

(viii)
“Change of Law or Rules”:  there is a change in, or amendment to, the laws, rules or regulations relating to any Option or a change in any application or interpretation of such laws, rules or regulations;

(ix)
“Hedging Disruption”:  Deutsche Bank AG and/or any of its affiliates would be unable, after using reasonable efforts, to: (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to ELVIS II, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s), or (iii) avoid incurring an additional liability for taxes of any nature (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax), or any other charge or expense in respect of any such transaction(s) or asset(s) and such liability did not exist as of the ELVIS II Base Date;

(x)
“Material Change in Circumstances”:  the occurrence of any event beyond the control of the Index Sponsor which would make it impossible or not reasonably practicable, for a market counterparty to enter into or maintain or fulfil its obligations under any relevant Option on the Related Exchange or any other relevant trading market;

(xi)
“Unscheduled Exchange Non-Opening”: on any day, one or more of the New York Stock Exchange, the NASDAQ Stock Market and/or the Chicago Board Options Exchange does not open on a day when it was scheduled to be open for general business; or

(xii)
“Exchange Disruption”:  the occurrence or existence on any relevant trading day at the relevant time for the S&P 500® Index or at any time during the one hour period that ends at the relevant time for the S&P 500® Index:

(a)
of any event (other than an event as described in paragraph (ii) below) that disrupts or impairs the ability of market participants in general (A) to effect transactions in relation to, or to obtain market values for the relevant constituents of the S&P 500® Index on the relevant exchanges or (B) to effect transactions in, or to obtain market values for, options contracts or futures contracts on or relating to the S&P 500® Index on the Related Exchange; or

(b)
the closure on any relevant day of any relevant exchange(s) relating to any constituents of the S&P 500® Index, or the Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange(s) or the Related Exchange, as the case may be, at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange(s) or the Related Exchange on such day and (B) the submission deadline (if applicable) for orders to be entered into such exchange(s) or the Related Exchange system for execution at the relevant time on such day.

(c)	a general moratorium is declared in respect of banking activities in any Relevant Country; or

(d)
a Relevant Country (i) imposes any controls or announces its intention to impose any controls or (ii)(A) implements or announces its intention to implement or (B) changes or announces its intention to change the interpretation or administration of any laws or regulations, which is likely to affect the ability of the Index Sponsor and/or any of its affiliates to acquire, hold, transfer or realize such constituent of the S&P 500® Index or to otherwise effect transactions in relation to the S&P 500® Index.

“Force Majeure Event” means, in respect of ELVIS II, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance), other than an Underlying Index Event, that affects the calculations or determinations in respect of an Option and/or ELVIS II.

“Option” means an option (including any call or put option) on the S&P 500® Index traded on the Related Exchange.

“Related Exchange” means the Chicago Board Options Exchange, or any successor exchange, trading system or quotation system on which options or futures contracts on the S&P 500® Index are traded, as determined by the Index Sponsor.

“Relevant Country” means any country (or any political or regulatory authority thereof) with which the S&P 500® Index or a constituent of the S&P 500® Index has a material connection having regard to, without limitation, the country or countries in which the S&P 500® Index is calculated or published, the issuer of such constituent is incorporated and/or such other factor(s) as may be appropriate.

“Relevant Exchanges” means each of the New York Stock Exchange, the NASDAQ Stock Market and the Chicago Board Options Exchange.

“Trading Day” means a day, as determined by the Index Sponsor, on which each of the Relevant Exchanges are open for trading during their regular trading session, notwithstanding any such Relevant Exchanges closing prior to their scheduled closing time.

"Underlying Index Event" means any of the following:

(i)	in respect of the S&P 500® Index:

(a)	the S&P 500® Index is not calculated or announced by the Underlying Index Sponsor but is calculated by a successor sponsor acceptable to the Index Sponsor; or

(b)
the S&P 500® Index is replaced by a successor index (a "Successor Index") using the same or substantially similar formula for and method of calculation as used in the calculation of the S&P 500® Index, or

(c)	the Underlying Index Sponsor:

(I)	announces that it will make a material change in the formula for or the method of calculating the S&P 500® Index or in any other way materially modifies the S&P 500® Index;

(II)	permanently cancels the S&P 500® Index and no Successor Index exists; and/or

(III)	on any relevant Trading Day, fails to calculate and announce any relevant level of the S&P 500® Index; or

(ii)	the failure of the Related Exchange or the Underlying Index Sponsor to announce or publish any information necessary for determining an Option price or the S&P 500® Index level (as the case may be),

(iii)
any announcement or publication is made by the Related Exchange of information necessary for determining an Option price that is erroneous or insufficient for the determination of such Option price, or

(iv)	there is a temporary or permanent discontinuance or unavailability of any Relevant Exchange.

"Underlying Index Sponsor" means the entity that regularly calculates and publishes the level of the S&P 500® Index, which as of April 8, 2011 was Standard & Poor's Financial Services LLC.

Change in Methodology of ELVIS II

In calculating and determining the value of ELVIS II, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate ELVIS II, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any financial instrument for which values will be derived from the S&P 500® Index and its volatility including options and swaps based on the S&P 500® Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor will be entitled to make any such modification or change. The Index Sponsor may also make modifications to the terms of ELVIS II in any manner that it deems necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description.

Availability and Publication of ELVIS II Closing Level and Adjustments

The ELVIS II closing level will be published on Bloomberg under the title “DBVELVII Index.”  The Bloomberg pages relating to ELVIS II is DBVELVII, or any successors to such page or service as selected by the Index Sponsor from time to time. Certain details as to levels of ELVIS II and adjustments made in respect of ELVIS II may be made available on such pages.

EMERALD

The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis.  EMERALD was created by Deutsche Bank AG, the Index Sponsor, on October 12, 2009 and is calculated, maintained and published by the Index Sponsor.  The closing level of EMERALD was set to 100 on March 16, 1998 (the “Index Base Date”). EMERALD is denominated in U.S. dollars.

Investment Strategy and Index Construction

Investment Strategy

The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns.

EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P® 500 Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. EMERALD will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decrease under the opposite scenario.

Volatility is a statistical measure of the amount of movement of the price of an asset over a period of time and is the market standard for expressing the riskiness of an asset.  Volatility is generally calculated based on the natural logarithm of the return of an asset between each observation. Realized volatility is a calculation of this amount of movement historically from prices or levels of the asset observed periodically in the market over a set period.  The realized volatility is characterized by the frequency of the observations of the asset price used in the calculation and the period over which observations are made. For example, six-month daily realized volatility denotes realized volatility calculated from daily closing asset prices over a six-month period.  Implied volatility is a market estimate of the volatility an asset will realize over a future period of time.  Implied volatility is determined from the market prices of listed options on the asset.

Variance is the square of volatility and is used in certain products in the over-the-counter (OTC) derivatives market in place of volatility due to mathematical properties that make it more convenient for financial institutions to value and hedge those products. EMERALD primarily uses variance in its calculations for this reason, but uses and refers to volatility as a standard reference measure consistent with market practice.

Index Construction

EMERALD is a composite of five weekday sub-indices, one each for Monday, Tuesday, Wednesday, Thursday, and Friday, each beginning on a weekday and resetting on the corresponding weekday in the following week (each a “Sub-Index” and together the “Sub-Indices”). Each Sub-Index represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.

Each week, the notional amount of each Sub-Index is reset on its respective weekday to an amount such that the Sub-Index level would change by approximately 10% if the weekly-observation volatility is lower (resulting in a positive change to the index) or higher (resulting in a negative change to the index) than the daily-observation volatility by 15% of the volatility at resetting (calculated as described below) over a 6 month period. (This relationship is hypothetical and is impacted by the absolute levels at which the daily and weekly volatilities are realized over the period.  Higher volatilities result in a greater change; lower volatilities in a lesser change.)

The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry dates to form a fair implied variance curve, from which the 6-month implied variance is linearly interpolated. The 6-month implied volatility is the square root of the 6-month implied variance.

The daily observed volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

Calculation of the Index Closing Level

The Index closing level for EMERALD for any CBOE Trading Day (as defined below) is calculated by adding to the Index closing level as of the prior CBOE Trading Day the change in level of each Sub-Index from such prior day to the current day (with the Sub-Index level of the day prior to the first day of a weekly period being deemed to be 0).

The Index closing level for EMERALD and each of the Sub-Indices will be calculated by the Index Sponsor and rounded if necessary to the sixth decimal place, with 0.0000005 being rounded upwards. However, the Index closing level will be rounded for publication if necessary to two decimal places, with 0.005 being rounded upwards (see “Availability of Index closing levels and Adjustments” below).

The methodology described herein is subject to the provision set out in ”Change in the Methodology of the Index” below.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Definitions

“Disruption Event” means, in respect of EMERALD on any day, an event (other than a Force Majeure Event and including a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the S&P 500® Index, derivatives based on the S&P 500® Index, and/or the implied volatility of the S&P 500® Index on an alternative basis were such event to occur or exist on such day, all as determined by the Index Sponsor.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor:

(i)
“Price Source Disruption”: a price source is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the S&P 500® Index or its volatility.

(ii)	“Trading Suspension”: a material suspension of trading in any instrument relevant to the calculation of EMERALD (a “relevant instrument”);

(iii)	“Disappearance of Relevant Instrument”: the failure of trading to commence, or the permanent discontinuation of trading in any relevant instrument;

(iv)	“Material Change in Formula”: the occurrence of a material change in the formula for or the method of calculating any relevant instrument;

(v)
“De Minimis Trading”: the number of units of a relevant instrument traded on any relevant date is materially reduced or liquidity in the market for any relevant instrument is otherwise reduced for any reason;

(vi)	“Change of Law or Rules”: any change in, or amendment to, the laws, rules or regulations relating to any relevant instrument or a change in any application or interpretation of such laws, rules or regulations;

(vii)	“Pricing Disruption”: the Index Sponsor is temporarily or permanently unable to calculate or determine the value of any relevant instrument; or

(viii)
“Settlement Disruption”: the Index Sponsor determines in its sole and absolute discretion that trading in, or settlement in respect of any relevant instrument is subject, temporarily or permanently, to any material disruption.

“Force Majeure Event” means, in respect of EMERALD, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine EMERALD and which is beyond the reasonable control of the Index Sponsor.

“CBOE Trading Day” means a day, as determined by the Index Sponsor, on which the Chicago Board Options Exchange (the “CBOE”) is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Change in Methodology of EMERALD

In calculating and determining the value of EMERALD, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate EMERALD, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any financial instrument for which values will be derived from the S&P 500® Index and its volatility including options and swaps based on the S&P 500® Index) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and the Index Sponsor will be entitled to make any such modification or change if necessary in order for EMERALD to be calculable. The Index Sponsor may also make modifications to EMERALD to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description.

Availability and Publication of Index Closing Level and Adjustments

The Index closing level will be published on Bloomberg under the title “DBVEMR Index.”

“Equity Mean Reversion Alpha Index” or “EMERALD” is a proprietary index of Deutsche Bank. Any use of such index or its name must be with the consent of Deutsche Bank.

License Agreement with S&P

We have entered into an agreement with S&P providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the S&P 500®, which is owned and published by S&P, in connection with certain securities, including the securities offered herein.

The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500® to track general stock market performance. S&P’s only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the Securities. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S&P 500®. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S,” “S&P,” “S&P 500” AND “500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

The Bloomberg page relating to EMERALD is DBVEMR or any successor to such page or service as selected by the Index Sponsor from time to time. Certain details as to levels of EMERALD and adjustments made in respect of EMERALD may be made available on such page.

THE HAVEN INDEX

General

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Haven Index

The Haven Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a volatility filter.  The inception date of the Haven Index was October 15, 2010.

The Haven Index has been calculated back to a base date of December 12, 1999.  The level of the Haven Index is calculated on an excess return basis (the “Haven Index Closing Level”) by Deutsche Bank AG on each index business day. The Haven Index Closing Level is quoted in U.S. dollars.

The Haven Index employs a volatility filter to dynamically control the notional participation, up to a maximum of 100%, in the Base Index.  The volatility filter employs a moving average rule which calculates the ratio of the two-week moving average against the one-year moving average of one week implied volatility of EUR/USD at-the-money options.  If the two-week moving average is above the one-year moving average, meaning that the short-term average exceeds the long-term average, the volatility filter will reduce the notional participation in the Base Index. Conversely, if the two-week moving average is below the one-year moving average, meaning that the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, subject to a maximum participation of 100%.  The daily participation percentage is calculated using the following formula:

Min (100%, exp(-A*(Round (B/C)))

Where:

“A” is a constant equal to 40%;

“B” corresponds to the excess over 100% of the ratio of two-week moving average against the one-year moving average of one-week implied EUR/USD at-the-money options;

“C” is a 10% scale factor.

Ratio B/C is truncated so that only a 10% increase in the observed ratio has an effect on the change in the level of participation.

The volatility filter is observed on a daily basis, and the exposure to the Base Index is rebalanced on each index business day.  As of March 30, 2011, the participation level of the Haven Index in the Base Index was 100%.

The Base Index - The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index was created by Deutsche Bank AG (the “Base Index Sponsor”) on December 19, 2005. The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential losses from currency rate risk. The Base Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) and may lead investors to move out of such currencies rapidly, which may lead to the currency becoming volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

The Base Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S dollar. The Base Index is recomposed every quarter; at each recomposition, the Base Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Base Index currencies (the “Index Currencies”) for that quarter.

On March 30, 2011, the Eligible Currencies were the Australian dollar, the Brazilian real, the Canadian dollar, the Swiss franc, the Czech koruna, the Euro, the British pound, the Hungarian forint, the Japanese yen, the Korean won, the Mexican peso, the Norwegian krone, the New Zealand dollar, the Polish zloty, the Swedish krona, the Singapore dollar, the Turkish lira, the Taiwanese dollar, the U.S. dollar and the South African rand. The Australian dollar, the Canadian dollar, the Swiss franc, the Euro, the British pound, the Japanese yen, the Norwegian krone, the New Zealand dollar, the Swedish krona, and the U.S. dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Base Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects from the remaining G10 currencies and the remaining non-G10 currencies the currencies with the three highest and three lowest Yield Fix Rates for inclusion in the Base Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Base Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Base Index reflects notional long forward positions in the Long Currencies, and notional short forward positions in the Short Currencies; these positions are equally weighted. A new equally-weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Base Index (the “Base Index Closing Level”) over the prior quarter. During each quarter, the Base Index Closing Level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar or decrease in the value of the Short Currencies versus the dollar will drive increases in the Base Index Closing Level. Conversely, a decrease in the value of the Long Currencies versus the dollar or increase in the value of the Short Currencies versus the dollar will drive decreases in the Base Index Closing Level. In addition, the Base Index Closing Level reflects the deduction of an annual 1.5% fee, which accounts for the Base Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of March 30, 2011, the Long Currencies were the Australian dollar, the Brazilian real, the Hungarian forint, the New Zealand dollar and the Turkish lira. As of that date, the Short Currencies were the Japanese yen, the Singapore dollar, the Swiss franc, the Taiwanese dollar and the U.S. dollar. The next quarterly recomposition is expected to occur in June 2011.

In addition, at any quarterly recomposition, the Base Index Sponsor may add as an Eligible Currency any currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Base Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Base Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Base Index Sponsor, the Base Index

Sponsor may make such adjustments to the methodology and calculation of the Base Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

Force Majeure Event and Other Adjustment Events

Force Majeure Event

 If a Force Majeure Event occurs or continues on any index business day that in the determination of the Index Sponsor prevents or otherwise affects its determinations in respect of a the Haven Index on such index business day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Haven Index as it considers appropriate to determine the Haven Index Closing Level on any such index business day; and/or

(ii) defer making available the Haven Index Closing Level until the next index business day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cease to calculate and make available the Haven Index Closing Level.

 For purposes of this description:

 “Force Majeure Event” means an event or circumstance other than an Index Disruption Event and a Base Index Disruption Event (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor.

Other Adjustment Events

If at any time in the determination of the Index Sponsor:

(a) the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Haven Index or in any other way materially modifies the Haven Index (an “Index Modification”); or

(b) the Index Sponsor makes an error in the calculation and/or publication of the Haven Index (an “Index Error”); or

(c) the Index Sponsor fails to calculate and/or publish the Haven Index (an “Index Disruption Event”);or

(d) a Base Index Disruption Event occurs; or

(e) the Index Sponsor permanently cancels the Have Index and no successor index exists (an “Index Cancellation” and, together with an Index Modification, an Index Error, an Index Disruption Event and a Base Index disruption event, each an “Index Adjustment Event”), then the Index Sponsor may:

(i)  make such determinations and/or adjustments in relation to the determination of the Haven Index and the calculation of the Haven Index Closing Level as it deems appropriate; and/or

(ii)  defer making available the Haven Index Closing Level until the next index business day on which it determines that no Index Adjustment Event exists or subsists; and/or

(iii)  replace the Haven Index or the Base Index with a replacement index in good faith and in a commercially reasonable manner with an index using the same or substantially the same formula for and method of calculation as is used in the calculation of the Haven Index or the Base Index, as applicable; and/or

(iv)  calculate the Haven Index Closing Level by reference to the closing level of the Base Index for a period of up to ten successive days using the most recent Base Index closing level prior to the Force Majeure Event or other Index Adjustment Event; and/or

(v)  permanently cease to calculate and make available the Haven Index Closing Level.

Any adjustment, determination, deferral, replacement or cancellation shall be effective on any such day as determined by the Index Sponsor.

For purposes of this description:

 A “Base Index Disruption Event” means the occurrence of any of the events set out in (i)-(x) below (or any event which the Base Index Sponsor determines may lead to any such event), all as determined by the Base Index Sponsor.  The Base Index Sponsor is Deutsche Bank AG, London Branch.

(i) Dual Exchange Rate: a currency exchange rate which is used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising the Base Index on the relevant disrupted day splits into dual or multiple currency exchange rates.

(ii) General Inconvertibility: the occurrence of any event that generally makes it impossible to convert any Base Index currency comprising the Base Index on the relevant disrupted day into U.S. dollars in the Base Index currency jurisdiction for the Base Index currency through customary legal channels.

(iii) General Non-Transferability: the occurrence of any event that generally makes it impossible to deliver:

(A) U.S. dollars from accounts inside the Base Index currency jurisdiction for any Base Index currency comprising the Base Index on the relevant disrupted day to accounts outside the relevant Base Index currency jurisdiction; or

(B) any Base Index currency comprising the Base Index on the relevant disrupted day between accounts inside the Base Index currency jurisdiction for the Base Index currency or to a party that is a non-resident of the relevant Base Index currency jurisdiction.

(iv) Governmental Authority Default: with respect to any security or indebtedness for borrowed money of, or guaranteed by, any governmental authority in relation to any Base Index currency comprising the Base Index on the relevant disrupted day, the occurrence of a default, event of default or other similar condition or event (however described) including, but not limited to:

(A) the failure of timely payment in full of any principal, interest or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money or guarantee;

(B) a declared moratorium, standstill, waiver, deferral, repudiation or rescheduling of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee; or

(C) the amendment or modification of the terms and conditions of payment of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee, without the consent of all holders of such obligation.  The determination of the existence or occurrence of any default, event of default or other similar condition or event shall be made without regard to any lack or alleged lack of authority or capacity of such governmental authority to issue or enter into such security, indebtedness for borrowed money or guarantee.

(v) Governmental Authority Action: any change in, or amendment to, the laws or regulations prevailing in the Base Index currency jurisdiction in respect of any Base Index currency comprising the Base Index on the relevant disrupted day or a change in any application or official interpretation of such laws or regulations or any other action by a governmental authority which the Base Index Sponsor determines may cause any other Base Index Disruption Event to occur or which leads or may lead to the introduction of a "currency peg" regime.

(vi)  Illiquidity: it becomes impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(vii) Nationalisation: any expropriation, confiscation, requisition, nationalisation or other action by any relevant governmental authority which deprives Deutsche Bank AG (or any of its affiliates), of all or substantially all of its assets in the Base Index currency jurisdiction in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(viii) Price Materiality: in relation to any relevant market rate the Base Index Sponsor uses to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day, there is a material difference in such rate as determined by reference to the relevant forward price source(s) on any relevant day and the same rate determined by reference to any other market source(s) on such day, all as determined by the Base Index Sponsor.

(ix)  Price Source(s) Disruption: (A) it becomes impossible to obtain a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day from the relevant price source and (B) the Base Index Sponsor is unable to determine the relevant fallback rate.

(x) Hedging Disruption: the Base Index Sponsor determines that Deutsche Bank AG and/or any of its affiliates would be unable, after using commercially reasonable efforts, to

(A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to such Base Index; or

(B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

If either the Haven Index or the Base Index is (A) not calculated and announced by the Index Sponsor or the Base Index Sponsor (as the case may be) but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Haven Index or the Base Index (as applicable), then in each case that index (the successor index and successor base index, respectively) will be deemed to be the Haven Index or the Base Index (as applicable).

Change in the Methodology of the Haven Index

The Index Sponsor may modify the methodology used to determine the Index as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index currency). The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Haven Index Closing Level. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

THE TRENDS INDEX

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the Trends Index methodology suggests that short-term rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the Trends Index methodology suggests that short-term rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract, as described below.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010.

At all times, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100% invested in a short fourth Eurodollar futures contract position.  The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor deducts a 12 basis points fee per quarterly roll to cover the rebalancing costs. The level of the Trends Index is adjusted on a rolling basis to reflect the rebalancing costs.

The Trends Index is rebalanced on a quarterly basis three business days prior to the third Wednesday of March, June, September and December in each year.  The third Wednesday of March, June, September and December are each referred to as an “IMM Date.”  A position switch in the holdings of the Trends Index may happen only at quarterly rebalancing dates.  The new position of the Trends Index is decided on the signal date, which is the day that is one business day before each rebalancing day.

On the signal date, the relevant futures position is determined as a function of the overall rising rates or falling rates signal.  To decide the overall rising rates or falling rates signal, the Trends Index first looks at the rate cycle signal.  The rate cycle signal uses the change in 3-month USD LIBOR over the past quarter to determine if the Federal Reserve Board seems to be raising or lowering interest rates.   The change in 3-month USD LIBOR is calculated by taking the difference between 3-month USD LIBOR on the current signal date and the preceding signal date and then rounding it to the nearest basis point. A movement of 50 basis points or more in 3 month USD LIBOR over a quarter is deemed to be material. If the 3-month USD LIBOR has gone up materially in the preceding quarter, the Trends Index will take it as a rate hiking or tightening cycle and will generate a rates rising signal.  The Trends Index will then invest 100% into a short fourth Eurodollar futures contract position for the next rebalancing quarter.  Conversely, if 3-month USD LIBOR has lowered materially during the previous 3 months, the Trends Index will consider it as a rate cutting or easing cycle, thus generating a rates falling signal.  The Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.

If, on a signal date, there is no material change in the 3-month USD LIBOR in the past 3 months, then the Trends Index will default to the carry signal. On a signal day, the carry of going long the fifth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current fifth Eurodollar futures contract.  The carry of going short the fourth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current third Eurodollar futures contract.  If the expected carry of going long the fifth Eurodollar futures contract is greater than or equal to the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates falling signal, and the Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.  If the expected carry of going long the fifth Eurodollar futures contract is less than the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates rising signal, and the Trends Index will then invest 100% into a short fourth Eurodollar futures contract position in the next rebalancing quarter.

Calculation of the Trends Index Closing Level

The Trends Index is calculated on a daily basis using market quoted rates at 10:30 am EST.  The Trends Index closing level is calculated as follows:

If the Trends Index is in a falling rates position:

IER(t) = IER(t-1) + L x IER(r) x ((ED5(t) – ED5(t-1) – C(t)) / 100)

If the Trends Index is in a rising rates position:

IER(t) = IER(t-1) - L x IER(r) x ((ED4(t) – ED4(t-1) – C(t)) / 100)

Where,

ED4(t-1) means the fourth Eurodollar future contracts price on index calculation day t-1.

ED4(t) means the fourth Eurodollar future contracts price on index calculation day t

ED5(t-1) means the fifth Eurodollar future contracts price on index calculation day t-1

ED5(t) means the fifth Eurodollar future contracts price on index calculation day t

L means the leverage factor, equal to 12

C(t) means the accrued rebalancing cost on day t

IER(r) means the Trends Index level on the last rebalancing day r

IER(t) means the Trends Index level on day t

The “Eurodollar futures contract” means any cash settled futures contract, listed on the Chicago Mercantile Exchange, or any relevant exchange, as determined by the Index Sponsor, which relates to a notional time deposit held in a commercial bank located outside of the United States, denominated in U.S. dollars, having a principal value of $1,000,000 with a three-month maturity paying a rate of interest equal to 3 month USD LIBOR prevailing on the relevant expiry date.

The “expiry date” means with respect to any Eurodollar futures contract and any IMM Date, the date when such Eurodollar futures contract is settled in accordance with the rules and regulations of the Chicago Mercantile Exchange, which is the date falling two business days (as determined by the Chicago Mercantile Exchange) prior to such IMM Date.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Trends Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Disruption Events and Force Majeure Events

“Disruption Event”, in respect of any index business day, means an event (other than a Force Majeure Event and a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the Trends Index on an alternative basis were such event to occur or exist on such day, all as determined by the Index Sponsor in its sole and absolute discretion.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
“Price Source Disruption”: any price source or any other information relevant to the Trends Index is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the Trends Index.

(ii)	“Trading Suspension”: the material suspension of trading in any relevant instrument.

(iii)
“Disappearance of any Instrument”: the failure of trading to commence, or the permanent discontinuation of trading in any instrument relevant to the calculation of the Trends Index (a “relevant instrument”).

(iv)	“Material Change in Formula”: the occurrence of a material change in the formula for or the method of calculating any relevant instrument.

(v)	“De Minimis Trading”: the number of relevant instruments traded on any relevant date is materially reduced or liquidity in the market for any relevant instrument is otherwise reduced for any reason.

(vi)
“Change of Law or Rules”: there is a change in, or amendment to, the laws, rules or regulations relating to any relevant instrument or a change in any application or interpretation of such laws, rules or regulations including, but not limited to, any general moratorium, if declared in respect of banking activities in any jurisdiction relating to any relevant instrument.

(vii)	“Settlement Disruption”: trading or settlement in respect of any relevant instrument is subject to any material disruption temporarily or permanently.

(viii)
“Tax Disruption”: the imposition of or change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any relevant instrument, by any government or taxation authority after the relevant base date of the Trends Index, if the effect of such imposition, change or removal is to raise or lower the price, rate or level at which such relevant instrument trades on the relevant exchange or in the relevant market on any relevant date from what it would have been without that imposition or change or removal.

(ix)
“Hedging Disruption”: The Index Sponsor determines that it and/or any of its affiliates would be unable, after using commercially reasonable efforts, to: (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to the Trends Index; or (B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, armed conflict, act of terrorism, act of state, riot or labour disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Trends Index and which is beyond the reasonable control of the Index Sponsor.

Change in Methodology of the Trends Index

In calculating and determining the value of the Trends Index, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Trends Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any relevant instrument for which values will be determined in relation to the Trends Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor shall be entitled to make any such modification or change.

The Index Sponsor may make modifications to the terms of the Trends Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description. In particular, but without limitation, the Index Sponsor may, at any time and without notice, change the frequency of calculation of the Trends Index closing level and make such adjustment to the methodology described in this description as it deems necessary, in its sole and absolute discretion, to take account of the amended frequency of calculation.

The Index Sponsor may, in its sole and absolute discretion, at any time and without notice, terminate the calculation and publication of the Trends Index.

Availability and Publication of the Trends Index Closing Level and Adjustments

The Trends Index closing level will be published on Bloomberg under the title “DBTRDUSX.”

THE VOLATILITY HARVEST INDEX

The Deutsche Bank US Volatility Harvest Excess Return Index (the "Volatility Harvest Index") is intended to reflect a volatility arbitrage strategy which aims to generate consistent returns from implied volatility, realized volatility and mean reversion in the S&P 500® Index.  The Volatility Harvest Index was created by Deutsche Bank AG, the Index Sponsor, on August 25, 2010 and is calculated, maintained and published by the Index Sponsor. The closing level of the Volatility Harvest Index was set to 100 on December 17, 1999 (the “Volatility Harvest Index Base Date”). The Volatility Harvest Index is denominated in U.S. dollars.

The Volatility Harvest Index is comprised of a fixed weight combination of the following three Deutsche Bank AG proprietary indices:

a)
the Deutsche Bank ImpAct Dollar Equity Volatility BID Index ("ImpAct"), which tracks the performance of a strategy of selling volatility with respect to the S&P 500® Index.  ImpAct aims to capture the spread between implied volatility and the subsequently realized volatility in the S&P 500® Index (i.e., the implied volatility premium) by systematically selling a notional front-month variance swap on the S&P 500® Index and rolling the position at expiry. Each variance swap is notionally sold at "bid" prices to reflect the cost of the strategy.

The performance of ImpAct depends on the difference between (i) the strike of a notional variance swap determined by reference to the implied volatility of the S&P 500® Index (which in turn is calculated based on listed option prices) and (ii) a measure of the subsequently realized volatility of the S&P 500® Index at the expiry of the contract. ImpAct will enter into a notional short position on a variance swap on the relevant rebalancing date and, as such, the level of ImpAct will rise if the subsequently realized volatility of the S&P 500® Index is lower than the strike, but will fall if the subsequently realized volatility of the S&P 500® Index is greater than the strike.

ImpAct is composed of a short position in a variance swap based on the S&P 500® Index. This short swap position is notionally entered into at each month's listed-options expiration date (and is effective until the next month's listed-options expiration date). ImpAct rebalances when the existing swap is settled and a new short swap position is entered into with a recalculated strike and notional amount. The short swap is thus effectively "rolled-over." The rebalancing dates typically fall on the third Friday of each month but will fall on the prior day that is a business day if a scheduled rebalancing date is not a business day.

The inception date of ImpAct was September 26, 2007. ImpAct has been retrospectively calculated since December 17, 1999; the level of ImpAct was set to 100 as of this date. ImpAct is calculated on each business day on an end-of-day basis by reference to (i) the level of ImpAct as of the rebalancing date immediately preceding such day, and (ii) the cumulative profit or loss accrued in respect of the notional variance swap, during the period commencing from, but excluding, the rebalancing date immediately preceding such day to, and including such day. The ImpAct closing level will be published on Bloomberg under the title “DBVEUSDB Index.”

b)
the Deutsche Bank Equity MEan Reversion ALpha inDex ("EMERALD"), which tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis.  The tendency of daily returns of an index to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns.  EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. EMERALD will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decrease under the opposite scenario.  The daily observed volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day; and

c)
the Deutsche Bank Equity Long Volatility Investment Strategy II ("ELVIS II"), which tracks the performance of a long position in a 3-month (“3M”) forward 6-month (“6M”) variance swap on the S&P 500® Index.  ELVIS II utilizes a strategy that aims to capture and monetize the movements of equity market implied volatility through a long position in 3M6M swaps on the S&P 500® Index.  A forward variance swap obligates its holder to enter into a spot (or current starting) variance swap at a later date at a pre-specified variance swap price or “strike.” A 3M6M swap is a variance swap starting in 3 months and lasting for 6 months.  Forward variance swaps are used to take a view on future movements of implied volatility. When sold or unwound prior to the variance swap start date, the gain or loss on the forward variance swap will only relate to changes in implied volatility and not to any realized volatility of the underlying, which would otherwise be measured during the life of the variance swap.  Because the variance swap strike levels used in the calculation of ELVIS II are based on mid-market option prices, they do not take into account the transaction costs (bid-offer spreads) that would be associated with trading, or hedging, variance swaps.  To account for this, a cost equivalent to 2.0% of the 9-month spot variance strike level is deducted from the index over each roll period.  Historically, this cost factor would have amounted to approximately 1.3 basis points (0.013%) per day;

(each of ImpAct, EMERALD and ELVIS II, a "Strategy Index" and together the "Strategy Indices"). Further information on EMERALD and ELVIS II is set out under “Basket Indices—EMERALD” and “Basket Indices—ELVIS,” respectively.

Volatility is a statistical measure of how much an asset's return varies from the mean of such returns; the more variable the asset's returns, the higher its volatility, and the higher the perceived risk of such asset (all other things being equal). Volatility is one of the market standards for assessing risk.  Volatility is generally calculated based on the natural logarithm of the return of an asset between each observation. Realized volatility is a calculation of this amount of movement historically from prices or levels of the asset observed periodically in the market over a set period.  The realized volatility is characterized by the frequency of the observations of the asset price used in the calculation and the period over which observations are made.  Implied volatility is a market estimate of the volatility an asset will realize over a future period of time.  Implied volatility is determined from the market prices of listed options on the asset.

Variance is the square of volatility and is used in certain products in the over-the-counter ("OTC") derivatives market in place of volatility due to mathematical properties that make it simpler for financial institutions to value and hedge those products. Each Strategy Index primarily uses variance in its calculations for this reason, but uses and refers to volatility as a standard measure of reference, which is consistent with market practice.

Volatility Harvest Index Calculation

The Volatility Harvest Index seeks to achieve its aim via a fixed weight combination of notional investments in the three Strategy Indices: (i) 67.5% for ImpAct, (ii) 52.5% for EMERALD and (iii) 30% for ELVIS II (each a “fixed weight”). The fixed weights are intended to allow the Volatility Harvest Index to be "volatility neutral" and "non-directional" such that it aims to achieve performance regardless of whether volatility (implied or realized) increases or decreases in respect of the S&P 500® Index.

The Volatility Harvest Index closing level for any Trading Day (as defined below) is calculated by adding:

i)
the Volatility Harvest Index closing level as of the third Friday in March, June, September or December immediately preceding such Trading Day commencing on, and including, the Volatility Harvest Index Base Date, or if any such day is not a Trading Day, the previous Trading Day (each such day, a “Relevant Rebalancing Day”); and

ii)
the aggregate of the change in each Strategy Index closing level during the period from the Relevant Rebalancing Day until such Trading Day multiplied by the notional allocated to each Strategy Index closing level for such Trading Day.

The notional in respect of a Strategy Index is reset quarterly on the Relevant Rebalancing Day in accordance with the fixed weights.  Each Strategy Index's notional is calculated quarterly on the Trading Day immediately preceding the Relevant Rebalancing Day (each such day, a “Determination Day”) and is equal to the product of:

i)	the Volatility Harvest Index closing level on the Determination Date; and

ii)	the quotient of (a) the fixed weight for the applicable Strategy Index, as numerator and (b) the closing level of the applicable Strategy Index on the Determination Date, as denominator.

The Volatility Harvest Index rebalances as of the close of trading on the Relevant Rebalancing Day immediately following such Determination Day, with each Strategy Index's new notional taking effect from but excluding such Relevant Rebalancing Day, to and including the immediately following Relevant Rebalancing Day.

The closing level for the Volatility Harvest Index will be calculated by the Index Sponsor and rounded if necessary to the sixth decimal place, with 0.0000005 being rounded upwards. However, the closing level will be rounded for publication if necessary to two decimal places, with 0.005 being rounded upwards (see “Availability and Publication of the Volatility Harvest Index Closing Level and Adjustments” below).

The methodology described herein is subject to the provision set out in “Consequences of Disruptions” and ”Change in Methodology of the Volatility Harvest Index” below.

Consequences of Disruptions

If a Disruption Event (defined below), a Force Majeure Event (defined below) or Underlying Index Event (defined below) occurs on any Trading Day, the Index Sponsor will determine in its reasonable discretion whether the occurrence or existence of such event is material in respect of the calculation and/or rebalancing of the Volatility Harvest Index. In the event that the Index Sponsor determines that the occurrence or existence of a Disruption Event, Force Majeure Event or Underlying Index Event is material, it will make such determinations and/or adjustments that in its reasonable discretion are required to take account of such event. In particular (and without limitation), the Index Sponsor in exercising its reasonable discretion, may:

i)
make such determinations and/or adjustments in relation to the terms of the Volatility Harvest Index as it considers reasonably appropriate to determine any relevant price or level and/or to calculate Volatility Harvest Index closing level on such Trading Day; and/or

ii)
defer the determination and publication of the Volatility Harvest Index closing level until the next Trading Day on which the relevant Disruption Event, Force Majeure Event or Underlying Index Event which the Index Sponsor in its reasonable discretion determines to be material, ceases to exist; and/or

iii)
where such Trading Day would otherwise have been a Relevant Rebalancing Day, delay the Relevant Rebalancing Day until the next Trading Day on which the relevant Disruption Event, Force Majeure Event or Underlying Index Event which the Index Sponsor in its reasonable discretion determines to be material, ceases to exist; and/or

iv)
select a successor exchange to replace the applicable Relevant Exchange and/or a successor index using the same or substantially similar formula for and method of calculation as used in the calculation of the S&P 500® Index or Strategy Index (a “Successor Index”) to replace the S&P 500® Index or in the case of a Strategy Index, a Successor Index which is sponsored by the same index sponsor and whose methodology is substantially similar to the Strategy Index being replaced (as reasonably determined by the Index Sponsor) and, in each case, make such adjustments to the Volatility Harvest Index to reflect such selection as it determines reasonably appropriate; and/or

v)	permanently cease to determine, calculate and make available the Volatility Harvest Index closing level and cancel the Volatility Harvest Index.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Volatility Harvest Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Definitions

For the purposes of this description:

"Disruption Event" means, in respect of an Option, the S&P 500® Index, a Strategy Index and/or the Volatility Harvest Index, an event (other than a Force Majeure Event or an Underlying Index Event) that would require the Index Sponsor to calculate an Option price or the level of the S&P 500® Index or make any other determinations in respect of the relevant Option, the S&P 500® Index, a Strategy Index or the Volatility Harvest Index on an alternative basis were such event to occur or exist on a day which is a Trading Day (or, if different, the day on which the relevant price(s) for an Option or the relevant level(s) of the S&P 500® Index in relation to the relevant Trading Day would, in the ordinary course, be published or announced by the Related Exchange or the Underlying Index Sponsor (as the case may be). Without limitation to the foregoing, each of the following events shall be a Disruption Event:

(i)
“Trading Suspension”:  the suspension of trading by the Related Exchange or any Relevant Exchange (as the case may be) or otherwise: (i) in an Option on the Related Exchange or in any additional futures contract or options contract relating to the S&P 500® Index on any exchange, trading system or quotation system on which any such futures contracts or options contracts are traded, or (ii) relating to any constituents of the S&P 500® Index on any Relevant Exchange;

(ii)
“Disappearance of an Option Price”: (i) the failure of trading to commence, or the permanent discontinuation of trading in, a relevant Option on the Related Exchange or (ii) the disappearance of, or of trading on, the S&P 500® Index;

(iii)
“Material Change in Formula or Determination”:  the occurrence since the Volatility Harvest Index Base Date of a material change in the formula for or the method of calculating a relevant Option price or the relevant prices in relation thereto by the Related Exchange or any other relevant party, or a material modification of the Related Exchange's determination and/or dissemination of any Option price or the relevant prices in relation thereto;

(iv)
“Material Change in Content”:  the occurrence since the Volatility Harvest Index Base Date of a material change in the content, composition or constitution of the S&P 500® Index to which a relevant Option relates;

(v)
“Tax Disruption”:  the imposition of, change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to, any relevant Option by any government or taxation authority after the Volatility Harvest Index Base Date, if the direct effect of such imposition, change or removal is to raise or lower an Option price on any relevant day from what it would have been without that imposition, change or removal;

(vi)
“Trading Limitation”:  a limitation is imposed on trading by the Related Exchange or any Relevant Exchange (as the case may be) or otherwise: (i) in a relevant Option or on the Related Exchange or in any additional futures contract or options contract relating to the S&P 500® Index on any exchange, trading system or quotation system on which any such futures contracts or options contracts are traded, or (ii) relating to any constituents of the S&P 500® Index on any Relevant Exchange;

(vii)
“De Minimis Trading”:  the number of any relevant Options traded on the Related Exchange on any relevant Trading Day is materially reduced or liquidity in any relevant Option is otherwise reduced for any reason;

(viii)
“Change of Law or Rules”:  there is a change in, or amendment to, the laws, rules or regulations relating to any Option or a change in any application or interpretation of such laws, rules or regulations;

(ix)
“Hedging Disruption”:  Deutsche Bank AG and/or any of its affiliates would be unable, after using reasonable efforts, to: (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to the Volatility Harvest Index, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s), or (iii) avoid incurring an additional liability for taxes of any nature (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax), or any other charge or expense in respect of any such transaction(s) or asset(s) and such liability did not exist as of the Volatility Harvest Index Base Date;

(x)
“Material Change in Circumstances”:  the occurrence of any event beyond the control of the Index Sponsor which would make it impossible or not reasonably practicable, for a market counterparty to enter into or maintain or fulfil its obligations under any relevant Option on the Related Exchange or any other relevant trading market;

(xi)
“Unscheduled Exchange Non-Opening”: on any day, one or more of the New York Stock Exchange, the NASDAQ Stock Market and/or the Chicago Board Options Exchange does not open on a day when it was scheduled to be open for general business; or

(xii)
“Exchange Disruption”:  the occurrence or existence on any relevant trading day at the relevant time for the S&P 500® Index or at any time during the one hour period that ends at the relevant time for the S&P 500® Index:

(a)
of any event (other than an event as described in paragraph (ii) below) that disrupts or impairs the ability of market participants in general (A) to effect transactions in relation to, or to obtain market values for the relevant constituents of the S&P 500® Index on the relevant exchanges or (B) to effect transactions in, or to obtain market values for, options contracts or futures contracts on or relating to the S&P 500® Index on the Related Exchange; or

(b)
the closure on any relevant day of any relevant exchange(s) relating to any constituents of the S&P 500® Index, or the Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange(s) or the Related Exchange, as the case may be, at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange(s) or the Related Exchange on such day and (B) the submission deadline (if applicable) for orders to be entered into such exchange(s) or the Related Exchange system for execution at the relevant time on such day.

(c)	a general moratorium is declared in respect of banking activities in any Relevant Country; or

(d)
a Relevant Country (i) imposes any controls or announces its intention to impose any controls or (ii)(A) implements or announces its intention to implement or (B) changes or announces its intention to change the interpretation or administration of any laws or regulations, which is likely to affect the ability of the Index Sponsor and/or any of its affiliates to acquire, hold, transfer or realize such constituent of the S&P 500® Index or to otherwise effect transactions in relation to the S&P 500® Index.

“Force Majeure Event” means, in respect of the Volatility Harvest Index, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance), other than an Underlying Index Event, that affects the calculations or determinations in respect of an Option, the S&P 500® Index, any Strategy Index and/or the Volatility Harvest Index.

“Option” means an option (including any call or put option) on the S&P 500® Index traded on the Related Exchange.

“Related Exchange” means the Chicago Board Options Exchange, or any successor exchange, trading system or quotation system on which options or futures contracts on the S&P 500® Index are traded, as determined by the Index Sponsor.

“Relevant Country” means any country (or any political or regulatory authority thereof) with which the S&P 500® Index or a constituent of the S&P 500® Index has a material connection having regard to, without limitation, the country or countries in which the S&P 500® Index is calculated or published, the issuer of such constituent is incorporated and/or such other factor(s) as may be appropriate.

“Relevant Exchanges” means each of the New York Stock Exchange, the NASDAQ Stock Market and the Chicago Board Options Exchange.

“Trading Day” means a day, as determined by the Index Sponsor, on which each of the Relevant Exchanges are open for trading during their regular trading session, notwithstanding any such Relevant Exchanges closing prior to their scheduled closing time.

"Underlying Index Event" means any of the following:

(i)           in respect of the S&P 500® Index or a Strategy Index:

(a)
the S&P 500® Index or a Strategy Index is not calculated or announced by the Underlying Index Sponsor or the Index Sponsor of the relevant Strategy Index (as applicable) but is calculated by a successor sponsor; or

(b)	the S&P 500® Index or a Strategy Index is replaced by a successor index (a "Successor Index") using the same or substantially similar formula for and method of calculation as used in the calculation of the S&P 500® Index or the Strategy Index, or

(c)	the Underlying Index Sponsor or an Index Sponsor of a relevant Strategy Index:

(I)
announces that it will make a material change in the formula for or the method of calculating the S&P 500® Index or a Strategy Index (as applicable) or in any other way materially modifies the S&P 500® Index or a Strategy Index;

(II)	permanently cancels the S&P 500® Index or a Strategy Index and no Successor Index exists; and/or

(III)	on any relevant Trading Day, fails to calculate and announce any relevant level of the S&P 500® Index or a Strategy Index; or

(ii)	the failure of the Related Exchange or the Underlying Index Sponsor to announce or publish any information necessary for determining an Option price or the S&P 500® Index level (as the case may be),

(iii)
any announcement or publication is made by the Related Exchange of information necessary for determining an Option price that is erroneous or insufficient for the determination of such Option price, or

(iv)	there is a temporary or permanent discontinuance or unavailability of any Relevant Exchange.

"Underlying Index Sponsor" means the entity that regularly calculates and publishes the level of the S&P 500® Index which as of April 8, 2011 was Standard & Poor's Financial Services LLC.

Change in Methodology of the Volatility Harvest Index

In calculating and determining the value of the Volatility Harvest Index, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Volatility Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any financial instrument for which values will be derived from the S&P 500® Index and its volatility including options and swaps based on the S&P 500® Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor will be entitled to make any such modification or change. The Index Sponsor may also make modifications to the terms of the Volatility Harvest Index in any manner that it deems necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description.

Availability and Publication of the Volatility Harvest Index Closing Level and Adjustments

The Volatility Harvest Index closing level will be published on Bloomberg under the title “DBVEHUE Index.”  The Bloomberg pages relating to the Volatility Harvest Index is DBVEHUE, or any successors to such page or service as selected by the Index Sponsor from time to time. Certain details as to levels of the Volatility Harvest Index and adjustments made in respect of the Volatility Harvest Index may be made available on such pages.

X-ALPHA INDEX

General Description

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by Deutsche Bank AG, London Branch (the “Index Sponsor”) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (each, a “Benchmark Index” and, collectively, the “Benchmark Indices”). The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom. The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks (the “growth stocks”) and, from a value perspective, low price-earnings ratio or high dividend yielding stocks (the “value stocks”) in the above-referenced geographic regions.

The X-Alpha Model pairs each DB Regional Style Index that reflects the performance of the growth stocks and each DB Regional Style Index that reflects the performance of the value stocks with a Benchmark Index for a total of eight index constituent pairs (each, an “Index Constituent Pair”), as described below under “—Index Constituent Pairs.”

The return of each Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index (which is measured as the return of such DB Regional Style Index since the last time such DB Regional Style Index was reconstituted) compared to that of the relevant Benchmark Index over the same time period. The X-Alpha Model, in turn, reflects a weighted return in U.S. dollars of the eight Index Constituent Pairs, with the Index Constituent Pairs weights determined based upon the Index Constituent Pair Percentage Weight for each Index Constituent Pair specified below under “—Index Constituent Pairs,” adjusted based upon recent observed volatility as described below under “—Calculation and Reconstitution of the X-Alpha Index.” Effectively, each Index Constituent Pair’s weighting in the X-Alpha Model is based upon two components: a fixed regional weighting which is multiplied by a volatility weighting that is calculated every three months based upon the comparison of the actual volatility experienced by such Index Constituent Pair and by the X-Alpha Model as a whole to the target volatility of 8%, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The objective of the X-Alpha Index is to reflect the performance of an alpha investment model. “Alpha” is the difference in the performance of an asset (or financial indicator) relative to a benchmark asset (or financial indicator). An alpha investment model is a model that aims to generate positive alpha – i.e., positive returns that are generated without regard to the direction of a benchmark. The alpha in the X-Alpha Index is generated, in relation to each Index Constituent Pair, by the performance of a DB Regional Style Index relative to the Benchmark Index with which it is paired.

Index Constituents

The DB Regional Style Indices and the Benchmark Indices have been selected from four regions, representing the Euro Zone, the United States, Japan and the United Kingdom. Each Index Constituent reflects the reinvestment of dividends into such Index Constituent. In the case of the DB Regional Style Indices, 85% of the cash dividends paid are reinvested into the relevant index as a result of taxation on dividends, with the exception of the DB Regional Style Indices that are focused on the United States, for which 75% of the cash dividends are reinvested. In the case of the Benchmark Indices, cash dividends are reinvested into each relevant index less any withholding taxes or other charges, in accordance with the rules of each Benchmark Index.

The X-Alpha Model tracks the performance of the following eight DB Regional Style Indices:

(A)	in the Euro Zone:

(i)
the Deutsche Bank Euro Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest dividend yield selected from the Dow Jones EURO STOXXSM Large Index;

(ii)
the Deutsche Bank Euro Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the Dow Jones EURO STOXXSM Large Index;

(B)	in the United States:

(i)
the Deutsche Bank U.S. Value Total Return Index, which is intended to reflect the total return performance of thirty stocks with the lowest price-earnings ratio selected from the 251 stocks with the highest market capitalization contained in the S&P 500® Index;

(ii)
the DB U.S. Growth Total Return Index, which is intended to reflect the total return performance of the thirty stocks with the highest short-term earnings momentum selected from the 251 stocks with the highest market capitalization contained in the S&P 500®  Index;

(C)	in Japan:

(i)
the Deutsche Bank Japan Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the TOPIX 100® Index;

(ii)
the Deutsche Bank Japan Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the TOPIX 100® Index;

(D)	in the United Kingdom:

(i)
the Deutsche Bank U.K. Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the FTSE 100® Index; and

(ii)	the DB U.K. Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the FTSE 100® Index.

The performance of each DB Regional Style Index is measured against one of the Benchmark Indices, as described below under “—Index Constituent Pairs.”

For purposes of calculating the Index closing level (as defined below under “—Index closing level”), the DB Regional Style Indices and Benchmark Indices that are not denominated in U.S. dollars are expressed in U.S. dollars by converting the non-U.S. dollar amounts into U.S. dollars using the Exchange Rate.

“Exchange Rate” means, for any date of determination, the rate of exchange prevailing at 16:00 Central European Time (or at such time approximate thereto as the Index Sponsor determines to be practicable) on such day between the currency in which any Index Constituent is expressed (the “Reference Currency”) and U.S. dollars (expressed as the number of units of the Reference Currency or a fraction thereof required to buy one U.S. dollar) as determined by the Index Sponsor by reference to such source(s) as the Index Sponsor may determine to be appropriate at such time.

Index Constituent Pairs

The X-Alpha Index comprises eight pairs of notional financial positions which reflect the combined performance of a direct investment in one DB Regional Style Index minus the return of an equal investment in the Benchmark Index with which it is paired. Each of the eight DB Regional Style Indices is paired with one of the four Benchmark Indices to form an Index Constituent Pair as set forth in the table below, each of the two DB Regional Indices in the same region being paired with the Benchmark Index in the same region. The objective behind this pairing is to isolate the potential excess return of the “value” or “growth” stock selection model implemented by the relevant DB Regional Style Index over the return achieved by the Benchmark Index with which it is paired. Each Index Constituent Pair is rebalanced every three months such that the notional financial positions which comprise such Index Constituent Pair are reset to equal amounts, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The Index Constituents comprising each of the eight Index Constituent Pairs are:

Index Constituent Pair	DB Regional Style Index	Benchmark Index	Index Constituent Pair Percentage Weight
Euro Value Pair	DB Euro Value Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM (the “Euro Stoxx Index”)	15%
Euro Growth Pair	DB Euro Growth Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM	15%
U.S. Value Pair	DB U.S. Value Total Return Index	S&P 500® Total Return Index	25%
U.S. Growth Pair	DB U.S. Growth Total Return Index	S&P 500® Total Return Index	25%
U.K. Value Pair	DB U.K. Value Total Return Index	FTSE 100® Total Return Index	5%
U.K. Growth Pair	DB U.K. Growth Total Return Index	FTSE 100® Total Return Index	5%
Japan Value Pair	DB Japan Value Total Return Index	TOPIX 100® Total Return Index	5%
Japan Growth Pair	DB Japan Growth Total Return Index	TOPIX 100® Total Return Index	5%

Index Closing Level

The Index closing level (as defined below) on any trading day (as defined below under “—Market Disruption Events”)

depends on the performance, in relation to each Index Constituent Pair, of the relevant DB Regional Style Index relative to the relevant Benchmark Index. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the Index closing level will fall. Therefore, whether or not the Index closing level rises or falls depends not on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall performance of the DB Regional Style Indices relative to the Benchmark Indices when measured by reference to each Index Constituent Pair.

“Index closing level” means, on October 22, 1996, 1000. On each subsequent trading day, the Index closing level shall be determined by multiplying the X-Alpha Leveraged Reference Level for such trading day by the X-Alpha Leveraged Daily Cumulative Return for such trading day.

“X-Alpha Leveraged Reference Level” means, in respect of each trading day in the period from and including the first trading day following an X-Alpha Reconstitution Day (the “First X-Alpha Reconstitution Day”) to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Reconstitution Day” means the sixth trading day following an Index Reconstitution Day.

“Index Reconstitution Day” means the 12th calendar day of each January, April, July and October or, if any such day is not a London Business Day, the first following day that is a London Business Day.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“X-Alpha Leveraged Daily Cumulative Return” means, in respect of a trading day, an amount expressed as a percentage equal to the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i)	equals the X-Alpha Exposure for such trading day (except on an X-Alpha Reconstitution Day, where it equals the X-Alpha Exposure for the immediately preceding trading day); and

(ii)	equals X-Alpha Model Daily Cumulative Return for such trading day,

all as determined by the Index Sponsor.

“X-Alpha Exposure” means, in respect of the X-Alpha Model Daily Level, an amount expressed as a percentage equal to, and not to exceed 150% or fall below 50%, in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, the quotient of (i) the Target Volatility Cap as numerator and (ii) the 100 Day Annualized Volatility determined in respect of the X-Alpha Model Daily Level on the Index Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day as denominator, all as determined by the Index Sponsor.

“X-Alpha Model Daily Level” means, in respect of a trading day, an amount expressed in U.S. dollars and determined by the Index Sponsor to be equal to the sum of:

(A)
the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Weight for such Index Constituent Pair as of such trading day and (ii) the Index Constituent Pair Leveraged Daily Level for such trading day; and

(B)	the Knock-Out Cash Component, if any, for such Index Constituent Pair as of such trading day.

The X-Alpha Model Daily Level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards.

The X-Alpha Model Daily Level will be calculated on each trading day, except as provided in the following sentence; provided, that if the Index Sponsor determines that any Index Constituent Pair Leveraged Daily Level cannot be determined on such trading day and no market disruption event has occurred on that trading day then, except as provided herein, no X-Alpha Model Daily Level for such trading day shall be determined. Upon the occurrence of a market disruption event, the X-Alpha Model Daily Level will not be calculated on the relevant trading day and will be calculated on the first succeeding trading day on which there is no market disruption event; provided, that if the market disruption event continues for a period of eight trading days, then the Index Sponsor will calculate the X-Alpha Model Daily Level having regard to the then prevailing market conditions, the last reported closing level of each relevant Index Constituent and such other conditions as the Index Sponsor determines relevant to the calculation of the X-Alpha Model Daily Level.

If a market disruption event occurs on an Index Constituent Pair Reconstitution Day, the Index Sponsor will make such determinations and/or adjustments as it considers appropriate to determine the X-Alpha Model Daily Level and/or any Index Constituent Pair Reference Level affected by the market disruption event on such Index Constituent Pair Reconstitution Day by reference to the prevailing market conditions and the last available Index Constituent Reference Level for the affected DB Regional Style Index or Benchmark Index, as the case may be, or may determine that such day shall not be that Index Constituent Pair Reconstitution Day but that such other day as the Index Sponsor shall select shall be that Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Weight” means, in relation to an Index Constituent Pair and a trading day, the number of units or portion of units, as applicable, of such Index Constituent Pair contained in the X-Alpha Index on such trading day and shall be determined by the Index Sponsor to be in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, an amount equal to the product of (A) and (B) where:

(A) is the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day and (ii) the Index Constituent Pair Weight determined for such Index Constituent Pair for the X-Alpha Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day; and

(B) equals the quotient of (i) the Index Constituent Pair Percentage Weight for such Index Constituent Pair as numerator and (ii) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day as denominator.

“Index Constituent Pair Leveraged Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of (i) the Index Constituent Pair Leveraged Return for such Index Constituent for such trading day and (ii) the Index Constituent Pair Leveraged Reference Level for such Index Constituent Pair for such trading day, all as determined by the Index Sponsor.

“Index Constituent Pair Leveraged Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage, the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i) is (a) minus (b) where

(a)	equals the Index Constituent Pair Daily Cumulative Return for such trading day; and

(b)	equals one (1); and

(ii)
equals the Index Constituent Pair Exposure for such trading day (except on an Index Constituent Pair Reconstitution Day, where it equals the Index Constituent Pair Exposure for the immediately preceding trading day), all as determined by the Index Sponsor.

“Index Constituent Pair Daily Cumulative Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage the product of (A) and (B) where:

(A) equals the sum of one (1) and (i) minus (ii) where

(i) equals the Index Constituent Return for the DB Regional Style Index constituting part of such Index Constituent Pair and (ii) equals the Index Constituent Return for the Benchmark Index constituting part of such Index Constituent Pair, in each case for such trading day; and

(B) equals (i) minus (ii) where

(i) is one (1) and (ii) equals the Borrow Fee (as defined below under “—Index Costs”) calculated for such trading day,

all as determined by the Index Sponsor.

“Index Constituent Return” means, in relation to an Index Constituent and a trading day, (A) minus (B), expressed as a percentage, where:

equals the quotient of (i) the Index Constituent Daily Index Level for such Index Constituent for such trading day as numerator and (ii) the Index Constituent Reference Level for such Index Constituent for such trading day as denominator and

(B)	equals one (1),

all as determined by the Index Sponsor.

“Index Constituent Daily Index Level” means, in relation to an Index Constituent and a trading day, the closing level on such trading day for such Index Constituent, in each case as determined by the Index Sponsor and converted into U.S. dollars at the Exchange Rate on such trading day.

“Index Constituent Reference Level” means, in relation to an Index Constituent and a trading day, the Index Constituent Daily Index Level of such Index Constituent for the Index Constituent Pair Reconstitution Day immediately preceding such trading day.

“Index Constituent Pair Exposure” means, in relation to an Index Constituent Pair and expressed as a percentage, and not to exceed 150% or fall below 50%, in respect of an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) and each trading day thereafter to but excluding the immediately succeeding Index Constituent Pair Reconstitution Day, the quotient of:

(A)	the Target Volatility Cap as numerator; and

(B)	the 100 Day Annualized Volatility determined in respect of such Index Constituent Pair on the Index Reconstitution Day immediately preceding the First Index Pair Reconstitution Day as denominator,

all as determined by the Index Sponsor.

“Index Constituent Pair Reconstitution Day” means the third trading day following an Index Reconstitution Day.

“Index Constituent Pair Leveraged Reference Level” means, in relation to an Index Constituent Pair in respect of each trading day in the period from and including the first trading day following an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Leveraged Daily Level determined in respect of the First Index Constituent Pair Reconstitution Day, all as determined by the Index Sponsor.

“Index Constituent Pair Reference Level” means, in relation to an Index Constituent Pair, in respect of each trading day in the period from and including the first trading day following the First Index Constituent Pair Reconstitution Day to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Daily Level as of the First Index Pair Reconstitution Day, all as determined by the Index Sponsor.

“Knock-Out Cash Component” means, on a trading day subsequent to any Index Constituent Pair Knock-Out Event, an amount equal to the sum of:

(A)	the relevant Stop Loss Amount; and

(B)	the product of (i) the Knock-Out Cash Component Return determined on such trading day and (ii) the relevant Stop Loss Amount;

provided, that the Knock-Out Cash Component will reset to zero on the following Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Knock-Out Event” means, in relation to any trading day, a determination by the Index Sponsor that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair on such trading day is below -40% (negative forty percent).

“Stop Loss Amount” means, one trading day following the occurrence of an Index Constituent Pair Knock-Out Event, an amount determined by the Index Sponsor to be equal to the product of (A) the Index Constituent Pair Weight for the relevant Index Constituent Pair as determined for such day and (B) the relevant Index Constituent Pair Leveraged Daily Level for such day.

“Knock-Out Cash Component Return” means the product of (A) the Federal Funds Rate minus 6.25 basis points and (B) a number being (i) divided by (ii) where:

(i)
equals the number of calendar days in the period from and including the date of the occurrence of the relevant Index Constituent Pair Knock-Out Event to but excluding the immediately succeeding Index Reconstitution Day and

(ii)	is 365,

all as determined by the Index Sponsor.

“Target Volatility Cap” means 8%.

“100 Day Annualized Volatility” is expressed as a percentage and represents, in relation to an Index Reconstitution Day and an Index Constituent Pair Daily Level or the X-Alpha Model Daily Level, as the case may be, an annualized statistical measure of the deviation over time in changes in daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, calculated on the basis of the daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, for the 100 trading days preceding the relevant Index Reconstitution Day. 100 Day Annualized Volatility is calculated by the Index Sponsor using the following formula:

where:

ln =	natural logarithm;

n =	number of Week Days from and excluding the Week Day falling 100 Week Days prior to the relevant Index Reconstitution Day up to and including the relevant Index Reconstitution Day; and

where to calculate the 100 Day Annualized Volatility of an Index Constituent Pair Daily Level:

Pi = where i is a number other than 0, the relevant Index Constituent Pair Daily Level observed on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the relevant Index Constituent Pair Daily Level observed on the relevant Index Reconstitution Day; or

where to calculate the 100 Day Annualized Volatility of the X-Alpha Model Daily Level:

Pi = where i is a number other than 0, the X-Alpha Model Daily Level on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the X-Alpha Model Daily Level on the relevant Index Reconstitution Day.

“Index Constituent Pair Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of the Index Constituent Pair Daily Cumulative Return and the Index Constituent Pair Reference Level for such Index Constituent Pair, in each case for such trading day and all as determined by the Index Sponsor.

“Week Day” means a day other than a Saturday or Sunday.

“X-Alpha Model Daily Cumulative Return” means, with respect to a trading day, an amount expressed as a percentage, determined by the Index Sponsor as (A) minus (B), where:

(A)
is the quotient of (i) the X-Alpha Model Daily Level (as defined above) in respect of such trading day as numerator and (ii) the X-Alpha Model Reference Level in respect of such trading day as denominator; and

(B)	equals 1.

“X-Alpha Model Reference Level” means, in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the X-Alpha Model Daily Level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Leveraged Reference Level” means in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, as determined by the Index Sponsor.

The Index closing level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards. The Index closing level will be published on each trading day; provided, that if no X-Alpha Model Daily Level is determined for a trading day, then no Index closing level will be determined for such trading day.

Calculation and Reconstitution of the X-Alpha Index

The calculation of the X-Alpha Index involves a series of daily calculations and quarterly reconstitution events based on five steps, which are described below. Step 1 is performed on a daily basis, while Steps 2-5 are performed only during a quarterly reconstitution. A reconstitution occurs in two separate phases. The first phase occurs on an Index Constituent

Pair Reconstitution Day, which is the third trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 2 and 3. The second phase occurs on an X-Alpha Reconstitution Day, which is the sixth trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 4 and 5.

The calculation of X-Alpha Index and the reconstitution process are fully quantitative and rules-based and contain no subjectivity or discretion on the part of the Index Sponsor.

Step 1	Convert any non-U.S. dollar denominated Index Constituents into U.S. Dollars (performed on each trading day)

Each Index Constituent denominated in a currency other than the U.S. dollars is converted into U.S. dollars using the Exchange Rate.

Step 2	Rebalance each Index Constituent Pair so that the DB Regional Style Index position and the relevant Benchmark Index position are equal (performed on each Index Constituent Pair Reconstitution Day)

Each Index Constituent Pair is rebalanced such that the notional financial positions which comprise such Index Constituent Pair and represent the performance of a DB Regional Style Index and the relevant Benchmark Index are equal.

Step 3	Determine the Index Constituent Pair Exposure for each Index Constituent Pair (performed on each Index Constituent Pair Reconstitution Day)

The Index Constituent Pair Exposure is calculated for each Index Constituent Pair based on such Index Constituent Pair’s 100 Day Annualized Volatility calculated as of the immediately preceding Index Reconstitution Day compared to the Target Volatility Cap, subject to a minimum participation of 50% and a maximum participation of 150%.

Step 4	Determine the weighting of each Index Constituent Pair in the X-Alpha Model (performed on each X-Alpha Reconstitution Day)

The weighting of each Index Constituent Pair in the X-Alpha Model is comprised of two components and is calculated by multiplying the Index Constituent Pair Percentage Weight for such Index Constituent Pair (the first component) by the Index Constituent Pair Exposure determined for such Index Constituent Pair on the immediately preceding Index Constituent Pair Reconstitution Day (the second component) as described in Step 3 above. Multiplying these two components results in an adjustment of the regional weighting of each Index Constituent Pair based on the volatility of such Index Constituent Pair compared to the Target Volatility Cap. Such adjustment serves to increase the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been lower than the Target Volatility Cap and to decrease the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been higher than the Target Volatility Cap.

Step 5
Determine the X-Alpha Exposure and adjust, if necessary, the weighting of each Index Constituent Pair in the X-Alpha Model previously determined in Step 4 (performed on each X-Alpha Reconstitution Day)

The X-Alpha Exposure is calculated for the X-Alpha Model based on the X-Alpha Model’s 100 Day Annualized Volatility compared to the Target Volatility Cap, subject to a minimum of 50% and a maximum of 150%. This step is necessary because, even though the volatility of each Index Constituent Pair is targeted to the Target Volatility Cap through the adjustment described in Step 4 above, the 100 Day Annualized Volatility of the X-Alpha Model as a whole may still be below that of the Target Volatility Cap. If this occurs, the weighting for each Index Constituent Pair in the X-Alpha Model will be recalculated by multiplying the weighting for such Index Constituent Pair determined in Step 4 above by the X-Alpha Exposure calculated for the X-Alpha Model in this Step 5.

Knock-Out of an Index Constituent Pair

In the event that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair is below -40% (negative forty percent), the level of the Index Constituent Pair is no longer used in the calculation of the X-Alpha Model until the next reconstitution. Rather, until the next reconstitution, the exposure of the X-Alpha Model to that Index Constituent Pair is replaced with exposure to a notional amount equal to the product of the Index Constituent Pair Weight for such Index Constituent Pair and the relevant Index Constituent Pair Leveraged Daily Level for such day, and interest thereon at the Federal Funds Rate minus 0.0625%. The “Federal Funds Rate” is the interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight. This simulates the effect of “selling out” the notional position represented by the exposure of the X-Alpha Model to the poor-performing Index Constituent Pair and investing the proceeds in a Federal Funds Rate-based instrument until the next reconstitution. Upon the next reconstitution, the Index Constituent Pair would again be included in the X-Alpha Model as described above.

Index Costs

On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the X-Alpha Index on such day.

“Borrow Fee” means, in relation to any trading day, an amount equal to the Borrow Fee Rate multiplied by the Day Count Fraction.

“Borrow Fee Rate” means 0.60%, provided that the Index Sponsor may increase or decrease this percentage from time to time when, in the determination of the Index Sponsor, the arithmetic average of the rate charged by three market counterparties as selected by the Index Sponsor from time to time in its sole and absolute discretion in relation to lending futures or constituent stocks of all the Index Constituents changes from time to time as determined conclusively by the Index Sponsor in its sole and absolute discretion from time to time.

“Day Count Fraction” means, with respect to a trading day, (i) the number of calendar days in the period from and excluding the Index Reconstitution Day immediately preceding such trading day up to and including such trading day divided by (ii) 365.

Index Adjustments

Index Change Upon Change in Law, Error or Illegality

If any change in law or regulations would (i) make the calculation of the Index illegal or (ii) materially change the economic terms of the X-Alpha Index in the reasonable view of the Index Sponsor, then the Index Sponsor may modify the methodology of the X-Alpha Index in order to reconstitute the X-Alpha Index or calculate the Index closing level to the extent required to permit calculation of the X-Alpha Index or make such modification or prevent such material change in the economic terms of the X-Alpha Index, as the case may be. The Index Sponsor may also make modifications to the terms of the X-Alpha Index and the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest or proven error. In such a case, the Index Sponsor shall make any modification to the Index methodology such that the fundamental economic terms of the X-Alpha Index are equivalent to those immediately prior to the change in law or regulations requiring such modification.

Adjustments to the Index Constituent Pairs

If at any time in the determination of the Index Sponsor, (i) the DB Regional Style Index Sponsor (as defined below under “Additional Information Relating to the DB Regional Style Indices—DB Euro Value Total Return Index and DB Euro Growth Total Return Index”) or a Benchmark Index Sponsor makes a material change in the formula for or the method of calculating any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or in any other way materially modifies such DB Regional Style Index or such Benchmark Index (other than a modification described in the formula or method of maintaining such DB Regional Style Index or Benchmark Index in the event of changes to constituent share and capitalization and other routine events), (ii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor makes a manifest error (in the determination of the Index Sponsor) in the calculation and/or publication of any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or (iii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor fails to calculate and/or publish any DB Regional Style Index or the relevant Benchmark Index, then the Index Sponsor shall select a replacement index to replace the affected Index Constituent. Should the Index Sponsor decide that there is no suitable replacement index, then the Index Sponsor may make such determinations and/or adjustments as it considers appropriate until such time (if any) as the Index Sponsor determines that there is a suitable replacement index. Any such replacement index shall be an Index Constituent and shall be included in the relevant Index Constituent Pair from the date the Index Sponsor determines to be the effective date of such replacement. The Index Sponsor has no obligation to inform any person about any such replacement.

Index Calculation—Change in Methodology

The application of the methodology described herein shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to constitute the X-Alpha Index and calculate the Index closing level, no assurance can be given that market, regulatory, juridical, financial or fiscal circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification or change of such methodology, and in such circumstances the Index Sponsor shall be entitled to make such modification or change as it shall in its sole and absolute discretion consider appropriate. The Index Sponsor will promptly publish notice of making any material modification or change to the X-Alpha Index methodology described in this description as described below under “—Further Information Relating to the X-Alpha Index.” The Index Sponsor may also make modifications to the terms of the X-Alpha Index and/or the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest error or proven error or to cure, correct or supplement any defective provision contained herein. The Index Sponsor has no obligation to inform any person about such modification or change. The Index Sponsor will make reasonable efforts to ensure that such modifications or changes will result in a methodology that is consistent with the methodology described above.

Index Composition and Calculation—Change in Rebalancing and/or Reconstitution Period

The Index Sponsor may, by way of announcement published as described below under “—Further Information Relating to the X-Alpha Index,” amend any Index Reconstitution Day, Index Constituent Pair Reconstitution Day and/or X-Alpha Reconstitution Day (each, a “Date,” and, together, the “Dates”) on no less than 14 calendar days’ notice prior to such amendment taking place. Such amendment may, in the sole and absolute discretion of the Index Sponsor, be applicable in relation to any one or more Dates, and for a certain period or indefinitely.

The Index Sponsor may also, where it determines in its sole and absolute discretion that due to any market, regulatory, juridical, financial or fiscal circumstances, including any such circumstances arising as a result of hedging activity in relation to investments linked to the X-Alpha Index, a lack of market liquidity or any combination of factors, determine that any Dates should be expanded to include additional trading days, or moved to a trading day immediately before or succeeding any such Date, and may amend such other provisions relating to the composition and/or the calculation of the X-Alpha Index and/or the Index closing level that it considers necessary to effect any such change.

The Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the X-Alpha Index and is under no obligation to continue the calculation, publication and dissemination of the X-Alpha Index.

Market Disruption Events

With respect to the X-Alpha Index, a “market disruption event” means:

1.    (a) where the relevant Index Constituent is other than the Euro Stoxx Index, the failure of a relevant Exchange or any Related Exchange to open for trading during its regular trading session on any trading day;

(b) where the relevant Index Constituent is the Euro Stoxx Index:

(i)	the failure of the index sponsor of the Euro Stoxx Index to publish the level of that Index Constituent, or

(ii)	the failure of any Related Exchange to open for trading during its regular trading session,

in each case, on any trading day;

2.    where the relevant Index Constituent is other than the Euro Stoxx Index:

(a)	the occurrence or existence at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time for such Index Constituent:

(i)
of any suspension of or limitation imposed on trading by the relevant Exchange or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or any Related Exchange or otherwise:

(A)	on any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent; or

(B)	in futures or options contracts relating to the relevant Index Constituent on any relevant Related Exchange; or

(ii)
of any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general (A) to effect transactions in, or obtain market values for, on any relevant Exchange(s), securities that comprise 20 percent or more of the level of the relevant Index Constituent, or (B) to effect transactions in, or obtain market values for, futures or options contracts on or relating to the relevant Index Constituent on any relevant Related Exchange or futures or options contracts on or relating to any securities comprising the Index Constituent on the relevant exchange for the relevant futures or options contract; or

(b)
the closure on any Exchange Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or such Related Exchange(s), as the case may be, at least one hour prior to (A) the actual closing time for the regular trading session on such Exchange(s) or such Related Exchange(s) on such Exchange Business Day or, if earlier, (B) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for the relevant Index Constituent on such Exchange Business Day;

3.    where the relevant Index Constituent is the Euro Stoxx Index and in relation to the Euro Stoxx Index and a Component Security included in the Euro Stoxx Index, either:

(a)	the occurrence or existence, in respect of any Component Security, of:

(i)
a Trading Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security;

(ii)
an Exchange Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security; or

(iii)	an Early Closure in respect of such Component Security; and

the aggregate of all Component Securities in respect of which a Trading Disruption, an Exchange Disruption or an Early Closure occurs or exists, comprises 20 percent or more of the level of that Index Constituent; or

(b)
the occurrence or existence, in respect of futures or options contracts relating to that Index Constituent, of: (i) a Trading Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange, (ii) an Exchange Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange or (iii) an Early Closure, in each case in respect of such futures or options contracts; or

4.    a general moratorium is declared in respect of banking activities in any relevant country,

if, in the determination of the Index Sponsor, any of the foregoing is material and, in determining what is “material” the Index Sponsor may have regard to such circumstances as it deems appropriate, including any hedging arrangements of the Index Sponsor and/or any of its affiliates in relation to any transactions entered into by any of them relating to the Index or any Index Constituent.

As used above in relation to the Euro Stoxx Index:

“Early Closure” means the closure on any Exchange Business Day of the Exchange in respect of any Component Security or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange, as the case may be, at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange or Related Exchange, as the case may be, on such Exchange Business Day; and (ii) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for such Index Constituent on such Exchange Business Day.

“Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general to effect transactions in, or obtain market values for: (i) any Component Security on the Exchange in respect of such Component Security; or (ii) futures or options contracts relating to that Index Constituent on any Related Exchange; or (iii) futures or options contracts on or relating to any Component Securities on the relevant exchange for the relevant futures or options contract.

“Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange, as the case may be, or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise: (i) relating to any Component Security on the Exchange in respect of such Component Security; or (ii) in futures or options contracts relating to that Index Constituent on any Related Exchange.

In relation to paragraphs 1, 2 and 3 above, for the purpose of determining whether a market disruption event exists in relation to an Index Constituent or in respect of a Component Security at any time, if an event giving rise to a market disruption event occurs in respect of a security included in the Index Constituent or such Component Security at that time, then the relevant percentage contribution of that security or Component Security, as the case may be, to the level of that Index Constituent shall be based on a comparison of (i) the portion of the level of that Index Constituent attributable to that security or Component Security, as the case may be, and (ii) the overall level of that Index Constituent, in each case, either (a) except where the relevant Index Constituent is the Euro Stoxx Index, immediately before the occurrence of such market disruption event or (b) where the relevant Index Constituent is the Euro Stoxx Index, using the official opening weightings as published by the relevant index sponsor as part of the market “opening data.”

A “trading day” means a day on which each Exchange and each Related Exchange is scheduled to be open for its respective regular trading session, and any day on which the index sponsor for the Euro Stoxx Index is scheduled to publish the level of the Euro Stoxx Index.

“Exchange” means:

(a)
in respect of each Index Constituent other than the Euro Stoxx Index, the principal stock exchange(s) on which the securities comprising the Index Constituent are principally traded, as determined by the Index Sponsor; and

(b)	in respect of the Euro Stoxx Index, in relation to each component security of the Euro Stoxx Index (each, a

“Component Security”), the principal stock exchange on which such Component Security is principally traded, as determined by the Index Sponsor.

“Exchange Business Day” means:

(a)
where the relevant Index Constituent is not the Euro Stoxx Index, any trading day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time; and

(b)
where the relevant Index Constituent is the Euro Stoxx, any trading day on which the relevant index sponsor publishes the level of the Index Constituent and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means in relation to each Index Constituent, each exchange or quotation system where trading has a material effect (as determined by the Index Sponsor) on the overall market for futures or options contracts relating to such Index Constituent (or any constituent of such Index Constituent).

“Relevant Time” means, with respect to any Index Constituent:

(a)	where the relevant Index Constituent is not the Euro Stoxx Index, the Scheduled Closing Time on the relevant Exchange on the relevant trading day; and

(b)	where the relevant Index Constituent is the Euro Stoxx Index,

(i)	for the purposes of determining whether a market disruption event has occurred pursuant to paragraph 3 of the definition thereof,

(A)	in respect of any Component Security, the Scheduled Closing Time (as defined below) on the relevant Exchange in respect of such Component Security; and

(B)	in respect of any options contracts or futures contracts on or relating to such Index Constituent, the close of trading on the relevant Related Exchange; and

(ii)	in all other circumstances, the time at which the official closing level of the relevant Index Constituent is calculated and published by the relevant index sponsor.

If, for the purposes of clauses (a) and (b)(i)(A) above, the relevant Exchange closes prior to its Scheduled Closing Time and the Relevant Time is after the actual closing time for its regular trading session, then the Relevant Time shall be such actual closing time.

“Scheduled Closing Time” means, in respect of an Exchange or Related Exchange and a trading day, the scheduled weekday closing time of such Exchange or Related Exchange on such trading day without regard to after hours or any other trading outside of the regular trading session hours.

Change in Methodology

Effective July 17, 2007, the methodology for the calculation of the X-Alpha Index was changed by the Index Sponsor to provide that: (i) in calculating the Index Constituent Pair Leveraged Return on an Index Constituent Pair Reconstitution Day, the Index Constituent Pair Exposure for each Index Constituent Pair would be that in effect for the immediately preceding trading day rather than the newly calculated Index Constituent Pair Exposure and (ii) in calculating the X-Alpha Leveraged Daily Cumulative Return on an X-Alpha Reconstitution Day, the X-Alpha Exposure would be that in effect for the immediately preceding trading day rather than the newly calculated X-Alpha Exposure.

The following table presents a comparison of the Index closing levels and annualized return from October 22, 1996 (the X-Alpha Index inception date) to July 16, 2007 calculated under the original methodology for the calculation of the X-Alpha Index to the retrospectively calculated Index closing levels and annualized return that would have resulted if the revised methodology for the calculation of the X-Alpha Index had been applied beginning on October 22, 1996.

	Prior Methodology	Revised Methodology (Retrospectively Calculated)
October 22, 1996 (retrospectively calculated)	1,000.00	1,000.00
October 3, 2006 (first date of live calculation)	2,018.76	1,933.94
July 16, 2007 (last day of original methodology)	2,184.80	2,073.74
Annualized Return from October 22, 1996 to July 16, 2007	7.55%	7.03%

To effect the transition from the original methodology to the revised methodology, the Index closing level in effect on July 16, 2007 was used as the starting point for the calculation of the X-Alpha Index under the new methodology. While the revised methodology would have resulted in lower Index closing levels and return for the dates and periods presented in the table above, such revised methodology would not necessarily have such an effect in all market conditions.

Further Information Relating to the X-Alpha Index

The Index Sponsor will publish the Index closing level for each trading day on Bloomberg ticker DBGLXAE <Index> or any successor thereto and on Deutsche Bank’s website at https://index.db.com/servlet/home or any successor thereto. The Index Sponsor will also publish on these websites any adjustments made to the X-Alpha Index, including notice of any material modification or change to the X-Alpha Index methodology described in this description. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this description.

Historical Information

The Fed Funds Index

The publication of Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through April 8, 2011 represent the actual performance of the Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the Fed Funds Index using archived data and the current methodology for the calculation of the Fed Funds Index. The closing level of the Fed Funds Index on April 8, 2011 was 171.6676. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of the Fed Funds Index will result in the return of any portion of your initial investment.

The Commodity Booster Index

The publication of the Commodity Booster Index began on October 12, 2010.  The historical performance data below from October 12, 2010 through April 8, 2011 represent the actual performance of the Commodity Booster Index. The performance data prior to October 12, 2010 reflect a retrospective calculation of the levels of the Commodity Booster Index using archived data and the current methodology for the calculation of the Commodity Booster Index. The closing level of the Commodity Booster Index on April 8, 2011 was 338.54. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Commodity Booster Index was possible at any time prior to October 12, 2010. The historical levels of the Commodity Booster Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Commodity Booster Index. We cannot give you assurance that the performance of the Commodity Booster Index will result in the return of any of your initial investment.

The Commodity Harvest Index

The publication of the Commodity Harvest Index began on May 11, 2008. The historical performance data below from May 11, 2008 through April 8, 2011 represent the actual performance of the Commodity Harvest Index. The performance data prior to May 11, 2008 reflect a retrospective calculation of the levels of the Commodity Harvest Index using archived data and the current methodology for the calculation of the Commodity Harvest Index. The closing level of the Commodity Harvest Index on April 8, 2011 was 539.03. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to May 11, 2008. The historical levels of the Commodity Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Commodity Harvest Index. We cannot give you assurance that the performance of the Commodity Harvest Index will result in the return of any of your initial investment.

ELVIS II

The publication of ELVIS II began on August 9, 2010.  The historical performance data below from August 9, 2010 through April 8, 2011 represent the actual performance of ELVIS II. The performance data prior to August 9, 2010 reflect a retrospective calculation of the levels of ELVIS II using archived data and the current methodology for the calculation of ELVIS II. The closing level of ELVIS II on April 8, 2011 was 74.45. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of ELVIS II was possible at any time prior to August 9, 2010. The historical levels of ELVIS II should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of ELVIS II. We cannot give you assurance that the performance of ELVIS II will result in the return of any of your initial investment.

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through April 8, 2011 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on April 8, 2011 was 209.41. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of EMERALD. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

The Haven Index

The publication of the Haven Index began on October 15, 2010. The historical performance data below from October 15, 2010 through April 8, 2011 represent the actual performance of the Haven Index. The closing level of the Haven Index on April 8, 2011 was 319.94. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Haven Index was possible at any time prior to October 15, 2010. The historical levels of the Haven Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Haven Index. We cannot give you assurance that the performance of the Haven Index will result in the return of any portion of your initial investment.

The Trends Index

The publication of the Trends Index began on November 3, 2010. The historical performance data below from November 3, 2010 through April 8, 2011 represent the actual performance of the Trends Index. The closing level of the Trends Index on April 8, 2011 was 1,925.4449. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Trends Index was possible at any time prior to November 3, 2010. The historical levels of the Trends Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Trends Index. We cannot give you assurance that the performance of the Trends Index will result in the return of any portion of your initial investment.

The Volatility Harvest Index

The publication of the Volatility Harvest Index began on August 25, 2010. The historical performance data below from August 25, 2010 through April 8, 2011 represent the actual performance of the Volatility Harvest Index. The performance data prior to August 25, 2010 reflect a retrospective calculation of the levels of the Volatility Harvest Index using archived data and the current methodology for the calculation of the Volatility Harvest Index. The closing level of the Volatility Harvest Index on April 8, 2011 was 209.21. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Volatility Harvest Index was possible at any time prior to

August 25, 2010. The historical levels of the Volatility Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Volatility Harvest Index. We cannot give you assurance that the performance of the Volatility Harvest Index will result in the return of any portion of your initial investment.

The X-Alpha Index

The publication of the X-Alpha Index began on  October 31, 2007. The historical performance data below from October 31, 2007 through April 8, 2011 represent the actual performance of the X-Alpha Index. The performance data prior to October 31, 2007 reflect a retrospective calculation of the levels of the X-Alpha Index using archived data and the current methodology for the calculation of the X-Alpha Index. The closing level of the X-Alpha Index on April 8, 2011 was 2,143.22. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the X-Alpha Index was possible at any time prior to October 31, 2007. The historical levels of the X-Alpha Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the X-Alpha Index. We cannot give you assurance that the performance of the X-Alpha Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of nine indices.  The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this pricing supplement and in the subsections below.

Market Disruption Events

With respect to the Commodity Booster Index and the Commodity Harvest Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Basket Index (or the relevant successor Basket Index); or

•
the settlement price of any Exchange Traded Instrument within the Basket Index (or the relevant successor Basket Index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•
failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Basket Index (or the relevant successor Basket Index); or

•	failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Basket Index (or the relevant successor Basket Index); or

•	a Commodity Hedging Disruption Event (as defined below).

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Index.

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a Disruption Event or a Force Majeure Event (as such terms are defined above under “EMERALD – Definitions”) materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

With respect to the DB Fed Funds Index, a “Market Disruption Event” means if the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

With respect to ELVIS II, the Haven Index, the Trends Index and the Volatility Harvest Index, a “Market Disruption Event” will have the meaning defined within the respective descriptions of the Basket Indices above and shall include a “Disruption Event,” “Force Majeure Event,” “Underlying Index Event,” and “Index Adjustment Event,” if applicable to the relevant Basket Index.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Currency Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

“Relevant Exchange” means, for each Basket Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

“Trading day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Adjustments to Valuation Dates

A “Valuation Date” is any Redemption Trigger Valuation Date or Final Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Commodity Booster Index, the Commodity Harvest Index and the Trends Index, and for the purposes of this section, a “Valuation Date” shall also include the Trade Date. If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying the Booster Index or the Harvest Index is in effect on a Valuation Date or if any Valuation Date is not a trading day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the relevant Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the relevant Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a trading day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not an trading day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled trading day after the Trade Date; or

(y)	the fifth scheduled trading day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the relevant Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled trading day after the Trade Date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

With respect to ELVIS II, EMERALD and the Volatility Harvest Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day, then such Valuation Date for the relevant Basket Index will be postponed to the next trading day upon which a Market Disruption Event with respect to the relevant Basket Index is not occurring and a closing level for the relevant Basket Index is available; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date. If the closing level of the disrupted relevant Basket Index has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Haven Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Currency Business Day, then such

Valuation Date for the relevant Basket Index will be postponed to the immediately succeeding Currency Business Day upon which no Market Disruption Event with respect to the relevant Basket Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Currency Business Days after the originally scheduled Valuation Date.  If the closing level of the disrupted relevant Basket Index has not been determined as described in the previous sentence by the fifth Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the X-Alpha Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day or a non-Currency Business Day, then such Valuation Date for the relevant Basket Index will be postponed to the next trading day that is a Currency Business Day upon which a Market Disruption Event with respect to relevant Basket Index is not occurring and a closing level for relevant Basket Index is available; provided that the determination of such closing level will not be postponed more than five trading days that are also Currency Business Days after the originally scheduled Valuation Date. If the closing level of the disrupted relevant Basket Index has not been determined as described in the previous sentence by the fifth trading day that is also a Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the DB Fed Funds Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event, then the closing level of the relevant Basket Index for such Valuation Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Index will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Index not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date or Redemption Trigger Payment Date and is subject to adjustment as described below.

If the scheduled Payment Date is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date. If an adjustment is made for Market Disruption Events or non-trading days.

If, due to a Market Disruption Event or non-trading day occurring with respect to any Basket Index, the postponed Final Valuation Date or Redemption Trigger Valuation Date for any Basket Index or the date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable, falls on a day that is less than three business days prior to the scheduled Payment Date, the Payment Date will be the fifth business day following the last postponed Final Valuation Date, postponed Redemption Trigger Valuation Date or date as of which the Calculation Agent determines the closing level of any Basket Index, to occur.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the Index Sponsor of a Basket Index discontinues publication of such Basket Index and such Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the Index Sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Redemption Trigger Event on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security, if any, at maturity or upon a Redemption Trigger Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable as described under “Redemption Amount” herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. holders (as defined below) who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Redemption Trigger Event), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income on the sale, exchange or retirement of the securities would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition, change in methodology of or substitution of a successor to a Basket Index or an index constituent could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

Because part of the Redemption Amount is determined by reference to the Deutsche Bank Balanced Currency Harvest Index, it is also possible that certain rules and regulations relating to foreign currency instruments under Section 988 of the Code could apply to the securities. If these rules were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss, unless before the close of the day on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the day you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. Assuming the election is available, if you make a valid election before the close of the day on which you acquire your securities, your gain or loss should be capital gain or loss and should be long-term capital gain or loss if at the time of the sale, exchange or retirement you have held the securities for more than one year. You should consult your tax adviser regarding the availability of the election, the advisability of making it and the conditions and procedures for doing so.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Redemption Trigger Event) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States. As a practical matter, you may be subject to withholding unless you provide an IRS Form W-8BEN (or W-8ECI, if appropriate).

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

It is possible that the IRS will determine, based on legislation enacted in 2010, that the payment of the portion of the Redemption Amount deemed attributable to dividend payments made by U.S. corporations (or the receipt of sales proceeds deemed attributable to such dividend payments) constitutes U.S.-source dividend income, subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable), possibly on a retroactive basis.  Alternatively, withholding tax might be due each time a DB Regional Style Index is credited with an amount that reflects underlying dividends paid by U.S. corporations, even though you would not receive a cash payment at that time, in which case we may deduct the amount of any such tax from amounts subsequently payable with respect to your securities.  In either case, we would not pay any additional amounts on account of any such withholding tax.  You should consult your tax adviser regarding the possible imposition of withholding tax under this legislation.

Information Reporting and Backup Withholding

 The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The issue price of the securities includes each agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon early redemption pursuant to the occurrence of a Redemption Trigger Event. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and Deutsche Bank Securities Inc. (“DBSI”), as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the pricing supplement.

DBSI may pay referral fees to other broker-dealers of up to 0.50% or $5.00 per $1,000 Face Amount of securities. DBSI may pay custodial fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 Face Amount of securities. Deutsche Bank AG will reimburse DBSI for such fees. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority (FINRA) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement if the securities are to be issued more than three business days after the Trade Date.